Exhibit 10.12

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Second Draw
Paycheck Protection Program (PPP) Loan Application and Agreement

Zions Bancorporation, N.A. ("Bank") may require financial information and documentation in addition to this application to review and underwrite a loan request. Supporting information and documentation on the Business/Applicant and/or owners includes (but is not limited to) eligible loan amount tax documents and/or applicable SBA forms. Please note that decisioning this Application may take longer than your First Draw PPP Loan as a result of additional requirements imposed by the SBA.

Business Applicant Information					
Legal Business Name:	Phoenix Cars, LLC			Business TIN #:	90-0509051
Doing Business as Name:	Phoenix Motorcars LLC			Annual Revenues:	4685823
Date Business Established:	2009-08-17	State of Business Organization:	Delaware		

Authorized Signer Information			
Complete the following information for one individual with significant responsibility for managing the legal entity			
Authorized Signer Name:	Rolando Cortez	SSN:	586-25-2244
Role in the Business:	Official	Date of Birth:	1963-04-07

Is the Applicant or are any owners a director, executive officer or principal shareholder of a financial institution?	○ Yes ⊗ No
Did the Applicant receive a First Draw Paycheck Protections Program Loan?	⊗ Yes ○ No
Was the Applicant in operation on February 15, 2020 or is the Applicant a seasonal business that was in operation for any 12-week period between February 15, 2019 and February 15, 2020?	⊗ Yes ○ No
Is your business permanently closed?	○ Yes ⊗ No
Is your income derived from rental real estate activities?	○ Yes ⊗ No
Did the Applicant realize a reduction in gross receipts in excess of 25% for one quarter in 2020 relative to the borrower's gross receipts for the corresponding quarter of 2019 or if not in business in 2019, for the 2nd, 3rd or 4th quarter from the 1st quarter of 2020?	⊗ Yes ○ No
Do any of the following apply to the Applicant: Is a hospital owned by a governmental agency; electrical cooperative; telephone cooperative; or an entity engaged in lobbying; or an entity that has any income derived from gaming.	○ Yes ⊗ No
Before the Second Draw Paycheck Protection Program Loan is disbursed, will you have used the full loan amount (including any increase) of the First Draw Paycheck Protection Program Loan only for eligible expenses.	⊗ Yes ○ No

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Initials Here

Applicant is not a hedge fund or private equity business nor a publicly traded company (except for a qualified news organization).

Applicant does not have application(s) for a Second Draw PPP loan pending with another lender and will not if this application is approved.

This loan is not for an individual who is using the loan proceeds for personal household employees such as nannies or housekeepers.

The Applicant is NOT engaged in any activity that is illegal under federal, state or local law.

For purposes of determining payroll costs and employee count, Applicant has properly counted its number of employees, including part-time and/or seasonal employees and confirmed that that for employees included in the average monthly payroll in this application, their principal place of residence is in the United States.

Zions Bancorporation, N.A. Member FDIC 1 Version 2.15

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Ownership Information - (Section not applicable to nonprofit organizations otherwise list all owners of 20% or more of the equity of the applicants)

Individual Owners Information (Information as required by SBA)

Name	Title	SSN	U.S. Citizen*	Address	% Owned
Xiaofeng Peng	Owner	642-93-1580	Yes	740 Mayview Ave Palo Alto California 94303	100% %
					%
					%
					%
					%

* U.S. Citizen or has lawful permanent resident status

Business Entity Owner Information *(if applicable)*

Legal Business Name:		Business TIN/SSN:	
Business Type:		% Owned:	%
Business Address:		State of Business Organization:	
Date Business Established:			
Authorized Signer Name:		SSN:	
Role in the Business:		Date of Birth:	

Legal Business Name:		Business TIN/SSN:	
Business Type:		% Owned:	%
Business Address:		State of Business Organization:	
Date Business Established:			
Authorized Signer Name:		SSN:	
Role in the Business:		Date of Birth:	

Legal Business Name:		Business TIN/SSN:	
Business Type:		% Owned:	%
Business Address:		State of Business Organization:	
Date Business Established:			
Authorized Signer Name:		SSN:	
Role in the Business:		Date of Birth:	

Legal Business Name:		Business TIN/SSN:	
Business Type:		% Owned:	%
Business Address:		State of Business Organization:	
Date Business Established:			
Authorized Signer Name:		SSN:	
Role in the Business:		Date of Birth:	

Legal Business Name:		Business TIN/SSN:	
Business Type:		% Owned:	%
Business Address:		State of Business Organization:	
Date Business Established:			
Authorized Signer Name:		SSN:	
Role in the Business:		Date of Birth:	

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Zions Bancorporation, N.A. Member FDIC 2 Version 2.15

The Business, Owner and person(s) signing below hereby (each, an “Applicant”): (1) certify that all information provided herein is true, correct and complete; (2) authorize the current and past creditors to release information to Bank regarding the creditworthiness of the Applicant and authorize Bank to check the credit history of the Applicant and verify the information with any source; (3) authorize Bank to obtain credit reports, including consumer credit reports, and other information about the Applicant (and if the Applicant is a sole proprietorship, consumer credit reports and employment history of the Owner’s spouse, if living in a community property state), in connection with this application or in connection with updates, renewals, extensions or from time to time until any credit granted as a result of this application is repaid in full and the credit has matured; (4) authorize Bank to report information about credit obtained in connection with this application to credit bureaus. Late payments, missed payments, or other defaults on credit obtained in connection with this application may be reflected in credit reports of the Applicant; (5) authorize Bank to release any and all financial and other information concerning the Applicant to (i) the U.S. Small Business Administration (“SBA”), Office of Inspector General and other governmental agencies, and (ii) to third parties as Bank desires in its sole discretion in connection with Bank’s consideration of the proposed credit transactions; (6) represent and warrant that the person(s) signing on behalf of the Business is/are duly authorized to execute this PPP Loan Application and Agreement and duly bind the Business and delivery of this PPP Loan Application and Agreement has been authorized by all necessary legal action by the Business and the Business will provide Bank written confirmation of such action upon request; (7) agrees that by providing a wireless telephone number(s) herein, the Applicant consents to receiving autodialed and prerecorded message calls and text messages from Bank or its third-party debt collector at the number(s) provided and confirm that the Applicant is/are the primary owner(s) of the number(s) and have the authority to provide this consent for the wireless number(s) provided; (8) an imaged or electronic facsimile or copy of the signatures of the Applicant may be used as evidence of the Applicant’s agreement to the terms of this PPP Loan Application and Agreement and I (i) waive any right to insist or require that Bank produce paper originals, (ii) agree that such images shall be accorded the same force and effect as the paper originals, (iii) agree that Bank is entitled to use such images in lieu of destroyed or archived originals for any purpose, including as admissible evidence in any demand, presentment or other proceedings, and (iv) further agree that any executed facsimile (faxed), scanned, or other imaged copy of this document or any document related to the credit applied for hereunder shall be deemed to be of the same force and effect as the original manually executed document; (9) understand and agree that the credit applied for under this PPP Loan Application and Agreement may be used only for purposes allowed by applicable Paycheck Protection Program rules and guidance from the SBA; (10) understand the information provided in this PPP Loan Application and Agreement is made for the purpose of obtaining credit and any FALSE information may result in forfeiture of benefits and possible prosecution; (11) agree to provide such information and documentation as Bank may request during the term of the loan to confirm or update the continued accuracy of any information provided herein. ADVERSE ACTION NOTICE: If your application for business credit is denied, you have the right to a written statement of the specific reasons for the denial. To obtain the statement, please contact Business Banking Loan Center, 2460 South 3270 West, West Valley City, UT 84119 or call (888) 290-8509 within 60 days from the date you are notified of our decision. We will send you a written statement of reasons for the denial within 30 days of receiving your request for the statement. NOTICE: The federal Equal Credit Opportunity Act prohibits creditors from discriminating against credit applicants on the basis of race, color, religion, national origin, sex, marital status, age (provided the applicant has the capacity to enter into a binding contract); because all or part of the applicant’s income derives from any public assistance program; or because the applicant has in good faith exercised any right under the Consumer Credit Protection Act. The federal agency that administers compliance with this law concerning this creditor is the Bureau of Consumer Financial Protection, 1700 G Street, NW, Washington, DC 20006 IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT AND/OR APPLYING FOR A LOAN. To help the government fight the funding of terrorism and money-laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each business entity and/or person who opens an account. What this means for you: When you open an account or apply for a loan, we will ask for your Federal Tax Identification Number, full legal name of your business, the physical address of your business; if you are an individual, we will ask for your full name, physical address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver’s license or other identifying documents that will aid in confirming this information. The Applicant agrees to promptly notify the Bank (A) of any change in direct or indirect ownership interests in the Applicant as reported in this Application, or (B) if the individual with significant managerial responsibility identified immediately below cease to have that responsibility, or if the information reported about that individual changes. Additional Notice and Acknowledgement Regarding SBA PPP Loan Request 3 Zions Bancorporation, N.A. Member FDIC Version 2.15 DocuSign Envelope ID: A2D5535F-6368-4532-BB4E-EB976A6FB6C6 THIS IS A COPY The Authoritative Copy of this record is held at NA3.docusign.net COPY VIEW

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Additional Notice and Acknowledgement Regarding SBA PPP Loan Request (continued)

Under SBA rules for its Paycheck Protection Program, the borrower is responsible for determining whether it is eligible to apply for and receive a loan and the maximum amount the borrower may receive for a loan. Because of the SBA rules we are not in a position to help you make this determination. To help you, however, we have provided links to public information about the program that might help you determine your eligibility, including information about the Paycheck Protection Program generally and more specific information about business size limits, affiliation rules affecting those size limits and business types that are ineligible for Paycheck Protection Program loans. Please note the links provided do not set forth all applicable SBA rules and may not be the most recent information from the SBA.

If you need assistance in determining your eligibility and the maximum loan amount you may receive, you should consult with your own advisors, such as a CPA or attorney. There are certain business types – including, but not limited to, companies associated with private equity or venture capital investors, businesses related to real estate development and businesses operating under a multi-level marketing model -- for which the eligibility determination can be quite difficult. Rules pertaining to affiliation are also complex. We strongly advise applicants facing complicated eligibility questions to consult with such advisors and obtain any confirmations from the advisors, such as written opinions, as the applicant believes is prudent.

The federal government, the SBA and we will be relying on your certifications in making the loan. If your certifications, including certifications relating to eligibility or payroll, are incorrect, untrue, or fail to follow the SBA Paycheck Protection Program rules you may be subject to penalties under the Paycheck Protection Program or other federal laws making it unlawful to submit false information to a bank or federal agency in connection with a loan and/or if a loan is approved, you may not receive loan forgiveness.

The SBA has issued several rules and answered several questions in the form of Frequently Asked Questions ("FAQs") regarding the Paycheck Protection Program including, but not limited to issues pertaining to, eligibility, how to calculate loan amounts, and loan forgiveness. As you determine your eligibility, loan amounts, loan forgiveness and other aspects of the Paycheck Protection Program, you should ensure you are reviewing all updated SBA rules, FAQs and other SBA directives pertaining to the Paycheck Protection Program.

General PPP Information on Second Draw Loans: **Click here** **LINK**

For list of ineligible businesses under SBA 7(a) program (ineligibility of certain business types may have been overridden by PPP rules): **Click here** **LINK**

For information on ineligible businesses under SBA 7a program (ineligible of certain business types may have been overridden by PPP rules.): **Click here** **LINK**

For detailed information on SBA 7(a) size standards: **Click here** **LINK**

For information on affiliations (aggregation of employees of affiliated companies): **Click here** **LINK**

For information on affiliations among faith-based organizations **Click here** **LINK**

For additional information on PPP: **Click here** **LINK**

For frequently asked questions: **Click here** **LINK**

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Confirm Applicant is an eligible business under the SBA Paycheck Protection Program and satisfies the size requirements of the SBA after applying the affiliation rule. **Initials Here** RC

Additional Notice and Acknowledgement Regarding SBA PPP Loan Request (Signature)

Business Entity Applicant Name:		Phoenix Cars, LLC		
Authorized Officer:	**Signature:**	DocuSigned by: Rolando Cortez	Date:	1/21/2021
	Printed Name:	Rolando Cortez	Title:	Official

Zions Bancorporation, N.A. Member FDIC 4 Version 2.15

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Paycheck Protection Program
Second Draw Borrower Application Form

OMB Control No.: 3245-0417
Expiration Date: 7/31/2021

Check One:	☐ Sole Proprietor ☐ Partnership ☐ C-Corp ☐ S-Corp ☒ LLC ☐ Independent Contractor ☐ Self-Employed Individual ☐ 501(c)(3) nonprofit ☐ 501(c)(6) organization ☐ 501(c)(19) veterans organization ☐ Housing cooperative ☐ Tribal Business ☐ Other ______	**DBA or Tradename (if applicable)** Phoenix Motorcars LLC	**Year of Establishment (if applicable)** 2009-08-17
Business Legal Name	Phoenix Cars, LLC	**NAICS Code**	336112
Business Address (Street, City, State, Zip Code - No P.O. Box addresses allowed)	401 S. Doubleday Avenue Ontario California 91761	**Business TIN (EIN, SSN)** 90-0509051	**Business Phone** 909-287-9660
		Primary Contact Rolando Cortez	**Email Address** rolandoc@phoenixmotorcars.com

Average Monthly Payroll:	234533.18	**x 2.5 (or x 3.5 for NAICS 72 applicants) equals Loan Request Amount (may not exceed $2,000,000):**	586332.00	**Number of Employees (including affiliates, if applicable; may not exceed 300):**	34

Purpose of the loan (select all that apply):	☐ Payroll Costs	☐ Rent / Mortgage Interest	☐ Utilities	☐ Covered Operations Expenditures
	Utilities;Payroll Costs;Rent / Mortgage Interest;Covered Operations Expenditures			
	☐ Covered Property Damage	☐ Covered Supplier Costs	☐ Covered Worker Protection Expenditures	☐ Other (explain): ______
PPP First Draw SBA Loan Number:	8068697702			

Reduction in Gross Receipts of at Least 25% (Applicants for loans of $150,000 or less may leave blank but must provide upon or before seeking loan forgiveness or upon SBA request):	**2020 Quarter (e.g., 2Q 2020):**	Q3 2020	**Reference Quarter (e.g., 2Q 2019):**	Q2 2019
	Gross Receipts:	633406.40	**Gross Receipts**	1736008.24

Applicant Ownership

List all owners of 20% or more of the equity of the Applicant. Attach a separate sheet if necessary.

Owner Name	Title	Ownership %	TIN (EIN, SSN)	Address
Xiaofeng Peng	Owner	100%	642-93-1580	740 Mayview Ave Palo Alto California 94303

If questions (1), (2), (4), or (5) are answered "Yes," the loan will not be approved.

Question	Yes	No
1. Is the Applicant or any owner of the Applicant presently suspended, debarred, proposed for debarment, declared ineligible, voluntarily excluded from participation in this transaction by any Federal department or agency, or presently involved in any bankruptcy?		X
2. Has the Applicant, any owner of the Applicant, or any business owned or controlled by any of them, ever obtained a direct or guaranteed loan from SBA or any other Federal agency that is (a) currently delinquent, or (b) has defaulted in the last 7 years and caused a loss to the government?		X
3. Is the Applicant or any owner of the Applicant an owner of any other business, or have common management (including a management agreement) with any other business? If yes, list all such businesses (including their TINs if available) and describe the relationship on a separate sheet identified as addendum A.		X
4. Is the Applicant (if an individual) or any individual owning 20% or more of the equity of the Applicant presently incarcerated or, for any felony, presently subject to an indictment, criminal information, arraignment, or other means by which formal criminal charges are brought in any jurisdiction? Initial here to confirm your response to question 4 → ______		X
5. Within the last 5 years, for any felony involving fraud, bribery, embezzlement, or a false statement in a loan application or an application for federal financial assistance, or within the last year, for any other felony, has the Applicant (if an individual) or any owner of the Applicant 1) been convicted; 2) pleaded guilty; 3) pleaded nolo contendere; or 4) commenced any form of parole or probation (including probation before judgment)? Initial here to confirm your response to question 5 → ______		X
6. Is the United States the principal place of residence for all employees included in the Applicant's payroll calculation above?	X	
7. Is the Applicant a franchise?		X
8. Is the franchise listed in SBA's Franchise Directory? If yes, enter SBA Franchise Identifier Code here: ______		

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SBA Form 2483-SD (1/21) 1

2 SBA Form 2483-SD (1/21) Paycheck Protection Program Second Draw Borrower Application Form By Signing Below, You Make the Following Representations, Authorizations, and Certifications I certify that: • I have read the statements included in this form, including the Statements Required by Law and Executive Orders, and I understand them. • The Applicant is eligible to receive a loan under the rules in effect at the time this application is submitted that have been issued by the Small Business Administration (SBA) and the Department of the Treasury (Treasury) implementing Second Draw Paycheck Protection Program Loans under Division A, Title I of the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) and the Economic Aid to Hard-Hit Small Businesses, Nonprofits, and Venues Act (the Paycheck Protection Program Rules). • The Applicant, together with its affiliates (if applicable), (1) is an independent contractor, self-employed individual, or sole proprietor with no employees; (2) employs no more than 300 employees; or (3) if NAICS 72, employs no more than 300 employees per physical location; (4) if a news organization that is majority owned or controlled by a NAICS code 511110 or 5151 business or a nonprofit public broadcasting entity with a trade or business under NAICS code 511110 or 5151, employs no more than 300 employees per location. • I will comply, whenever applicable, with the civil rights and other limitations in this form. • All loan proceeds will be used only for business-related purposes as specified in the loan application and consistent with the Paycheck Protection Program Rules including the prohibition on using loan proceeds for lobbying activities and expenditures. If Applicant is a news organization that became eligible for a loan under Section 317 of the Economic Aid to Hard-Hit Small Businesses, Nonprofits, and Venues Act, proceeds of the loan will be used to support expenses at the component of the business concern that produces or distributes locally focused or emergency information. • I understand that SBA encourages the purchase, to the extent feasible, of American-made equipment and products. • The Applicant is not engaged in any activity that is illegal under federal, state or local law. For Applicants who are individuals: I authorize the SBA to request criminal record information about me from criminal justice agencies for the purpose of determining my eligibility for programs authorized by the Small Business Act, as amended. The authorized representative of the Applicant must certify in good faith to all of the below by initialing next to each one: The Applicant was in operation on February 15, 2020, has not permanently closed, and was either an eligible self-employed individual, independent contractor, or sole proprietorship with no employees, or had employees for whom it paid salaries and payroll taxes or paid independent contractors, as reported on Form(s) 1099-MISC. Current economic uncertainty makes this loan request necessary to support the ongoing operations of the Applicant. The Applicant has realized a reduction in gross receipts in excess of 25% relative to the relevant comparison time period. For loans greater than $150,000, Applicant has provided documentation to the lender substantiating the decline in gross receipts. For loans of $150,000 or less, Applicant will provide documentation substantiating the decline in gross receipts upon or before seeking loan forgiveness for the Second Draw Paycheck Protection Program Loan or upon SBA request. The Applicant received a First Draw Paycheck Protection Program Loan and, before the Second Draw Paycheck Protection Program Loan is disbursed, will have used the full loan amount (including any increase) of the First Draw Paycheck Protection Program Loan only for eligible expenses. The funds will be used to retain workers and maintain payroll; or make payments for mortgage interest, rent, utilities, covered operations expenditures, covered property damage costs, covered supplier costs, and covered worker protection expenditures as specified under the Paycheck Protection Program Rules; I understand that if the funds are knowingly used for unauthorized purposes, the federal government may hold me legally liable, such as for charges of fraud. I understand that loan forgiveness will be provided for the sum of documented payroll costs, covered mortgage interest payments, covered rent payments, covered utilities, covered operations expenditures, covered property damage costs, covered supplier costs, and covered worker protection expenditures, and not more than 40% of the forgiven amount may be for non-payroll costs. If required, the Applicant will provide to the Lender and/or SBA documentation verifying the number of full-time equivalent employees on the Applicant’s payroll as well as the dollar amounts of eligible expenses for the covered period following this loan. The Applicant has not and will not receive another Second Draw Paycheck Protection Program Loan. The Applicant has not and will not receive a Shuttered Venue Operator grant from SBA. The President, the Vice President, the head of an Executive department, or a Member of Congress, or the spouse of such person as determined under applicable common law, does not directly or indirectly hold a controlling interest in the Applicant, with such terms having the meanings DocuSign Envelope ID: A2D5535F-6368-4532-BB4E-EB976A6FB6C6 THIS IS A COPY The Authoritative Copy of this record is held at NA3.docusign.net COPY VIEW

3 SBA Form 2483-SD (1/21) provided in Section 322 of the Economic Aid to Hard-Hit Small Businesses, Nonprofits, and Venues Act. The Applicant is not an issuer, the securities of which are listed on an exchange registered as a national securities exchange under section 6 of the Securities Exchange Act of 1934 (15 U.S.C. 78f). The Applicant is not a business concern or entity (a) for which an entity created in or organized under the laws of the People’s Republic of China or the Special Administrative Region of Hong Kong, or that has significant operations in the People’s Republic of China or the Special Administrative Region of Hong Kong, owns or holds, directly or indirectly, not less than 20 percent of the economic interest of the business concern or entity, including as equity shares or a capital or profit interest in a limited liability company or partnership; or (b) that retains, as a member of the board of directors of the business concern, a person who is a resident of the People’s Republic of China. The Applicant is not required to submit a registration statement under section 2 of the Foreign Agents Registration Act of 1938 (22 U.S.C. 612). The Applicant is not a business concern or entity primarily engaged in political or lobbying activities, including any entity that is organized for research or for engaging in advocacy in areas such as public policy or political strategy or otherwise describes itself as a think tank in any public documents. I further certify that the information provided in this application and the information provided in all supporting documents and forms is true and accurate in all material respects. I understand that knowingly making a false statement to obtain a guaranteed loan from SBA is punishable under the law, including under 18 U.S.C. 1001 and 3571 by imprisonment of not more than five years and/or a fine of up to $250,000; under 15 U.S.C. 645 by imprisonment of not more than two years and/or a fine of not more than $5,000; and, if submitted to a federally insured institution, under 18 U.S.C. 1014 by imprisonment of not more than thirty years and/or a fine of not more than $1,000,000. I acknowledge that the Lender will confirm the eligible loan amount using required documents submitted. I understand, acknowledge, and agree that the Lender can share any tax information that I have provided with SBA’s authorized representatives, including authorized representatives of the SBA Office of Inspector General, for the purpose of compliance with SBA Loan Program Requirements and all SBA reviews. _________________________________________________________ ________________________ Signature of Authorized Representative of Applicant Date _________________________________________________________ ________________________ Print Name Title DocuSign Envelope ID: A2D5535F-6368-4532-BB4E-EB976A6FB6C6 1/21/2021 Official Rolando Cortez THIS IS A COPY The Authoritative Copy of this record is held at NA3.docusign.net COPY VIEW

4 SBA Form 2483-SD (1/21) Paycheck Protection Program Second Draw Borrower Application Form Purpose of this form: This form is to be completed by the authorized representative of the Applicant and submitted to your SBA Participating Lender. Submission of the requested information is required to make a determination regarding eligibility for financial assistance. Failure to submit the information would affect that determination. Instructions for completing this form: With respect to “purpose of the loan,” payroll costs consist of compensation to employees (whose principal place of residence is the United States) in the form of salary, wages, commissions, or similar compensation; cash tips or the equivalent (based on employer records of past tips or, in the absence of such records, a reasonable, good-faith employer estimate of such tips); payment for vacation, parental, family, medical, or sick leave (except those paid leave amounts for which a credit is allowed under FFCRA Sections 7001 and 7003); allowance for separation or dismissal; payment for the provision of employee benefits consisting of group health care coverage (including insurance premiums), group life, disability, vision, or dental insurance, and retirement benefits; payment of state and local taxes assessed on compensation of employees; and, for an independent contractor or sole proprietor, wage, commissions, income, or net earnings from self-employment or similar compensation. For purposes of calculating “Average Monthly Payroll,” most Applicants will use the average monthly payroll for 2019 or 2020, excluding costs over $100,000 on an annualized basis, as prorated for the period during which the payments are made or the obligation to make the payments is incurred, for each employee. For seasonal businesses, the Applicant may elect to instead use average total monthly payroll for any twelve-week period selected by the Applicant between February 15, 2019 and February 15, 2020, excluding costs over $100,000 on an annualized basis, as prorated for the period during which the payments are made or the obligation to make the payments is incurred, for each employee. For new businesses without 12 months of payroll costs but that were in operation on February 15, 2020, average monthly payroll may be calculated based on the number of months in which payroll costs were incurred, excluding costs over $100,000 on an annualized basis for each employee, as prorated for the period during which the payments are made or the obligation to make the payments is incurred, for each employee. For farmers and ranchers that operate as a sole proprietorship or as an independent contractor, or who are eligible self-employed individuals and report farm income or expenses on a Schedule F (or any equivalent successor IRS form), payroll costs are computed using eligible payroll costs for employees, if any, plus the lesser of $100,000 and the difference between gross income and any eligible payroll costs for employees, as reported on a Schedule F. For Applicants that file IRS Form 1040, Schedule C, payroll costs are computed using line 31 net profit amount, limited to $100,000, plus any eligible payroll costs for employees. For Applicants that are partnerships, payroll costs are computed using net earnings from self-employment of individual general partners, as reported on IRS Form 1065 K-1, reduced by section 179 expense deduction claimed, unreimbursed partnership expenses claimed, and depletion claimed on oil and gas properties, multiplied by 0.9235, that is not more than $100,000, plus any eligible payroll costs for employees. In determining whether the Applicant experienced at least a 25% reduction in gross receipts, for loans above $150,000, the Applicant must identify the 2020 quarter meeting this requirement, identify the reference quarter, and state the gross receipts amounts for both quarters, as well as provide supporting documentation. For loans of $150,000 and below, these fields are not required and the Applicant only must certify that the Applicant has met the 25% gross receipts reduction at the time of application; however, upon or before seeking loan forgiveness (or upon SBA request) the Applicant must provide documentation that identifies the 2020 quarter meeting this requirement, identifies the reference quarter, states the gross receipts amounts for both quarters, and supports the amounts provided. For all loans, the appropriate reference quarter depends on how long the Applicant has been in operation: • For all entities other than those satisfying the conditions set forth below, Applicants must demonstrate that gross receipts in any quarter of 2020 were at least 25% lower than the same quarter of 2019. Alternatively, Applicants may compare annual gross receipts in 2020 with annual gross receipts in 2019; Applicants choosing to use annual gross receipts must enter “Annual” in the 2020 Quarter and Reference Quarter fields and, as required documentation, must submit copies of annual tax forms substantiating the annual gross receipts reduction. • For entities not in business during the first and second quarters of 2019 but in operation during the third and fourth quarters of 2019, Applicants must demonstrate that gross receipts in any quarter of 2020 were at least 25% lower than either the third or fourth quarters of 2019. • For entities not in business during the first, second, and third quarters of 2019 but in operation during the fourth quarter of 2019, Applicants must demonstrate that gross receipts in any quarter of 2020 were at least 25% lower than the fourth quarter of 2019. • For entities not in business during 2019 but in operation on February 15, 2020, Applicants must demonstrate that gross receipts in the second, third, or fourth quarter of 2020 were at least 25% lower than the first quarter of 2020. Gross receipts includes all revenue in whatever form received or accrued (in accordance with the entity’s accounting method) from whatever source, including from the sales of products or services, interest, dividends, rents, royalties, fees, or commissions, reduced by returns and allowances. Generally, receipts are considered “total income” (or in the case of a sole proprietorship “gross income”) plus “cost of goods sold” and excludes net capital gains or losses as these terms are defined and reported on IRS tax return forms. Gross receipts do not include the following: taxes collected for and remitted to a taxing authority if included in gross or total income, such as sales or other taxes collected from customers and excluding taxes levied on the concern or its employees; proceeds from transactions between a concern and its domestic or foreign affiliates; and amounts collected for another by a travel agent, real estate agent, advertising agent, conference management service provider, freight forwarder or customs broker. All other items, such as subcontractor costs, reimbursements for purchases a contractor makes at a customer's request, investment income, and employee-based costs such as payroll taxes, may not be excluded from gross receipts. Gross receipts of a borrower must be aggregated with gross receipts of its affiliates. For a nonprofit organization, veterans organization, nonprofit news organization, 501(c)(6) organization, and destination marketing organization, gross receipts has the meaning in section 6033 of the Internal Revenue Code of 1986. For purposes of reporting Number of Employees, sole proprietors, self-employed individuals, and independent contractors should include themselves as employees (i.e., the minimum number in the box “Employees” is one). For NAICS 72 or eligible news organizations, applicants may not exceed 300 per physical location. For purposes of reporting Year of Establishment, self-employed individuals and independent contractors may enter “NA”. For purposes of reporting NAICS Code, applicants must match the business activity code provided on their IRS income tax filings, if applicable. For purposes of calculating an Applicant’s maximum payroll costs, an Applicant may multiply its average monthly payroll costs by 3.5 only if the Applicant is in the Accommodation and Food Services sector and has reported a NAICS code beginning with 72 as its business activity code on its most recent IRS income tax return. DocuSign Envelope ID: A2D5535F-6368-4532-BB4E-EB976A6FB6C6 THIS IS A COPY The Authoritative Copy of this record is held at NA3.docusign.net COPY VIEW

5 SBA Form 2483-SD (1/21) All parties listed below are considered owners of the Applicant as well as “principals”: • For a sole proprietorship, the sole proprietor; • For a partnership, all general partners, and all limited partners owning 20% or more of the equity of the firm; • For a corporation, all owners of 20% or more of the corporation; • For limited liability companies, all members owning 20% or more of the company; and • Any Trustor (if the Applicant is owned by a trust). Paperwork Reduction Act – You are not required to respond to this collection of information unless it displays a currently valid OMB Control Number. The estimated time for completing this application, including gathering data needed, is 8 minutes. Comments about this time or the information requested should be sent to: Small Business Administration, Director, Records Management Division, 409 3rd St., SW, Washington DC 20416, and/or SBA Desk Officer, Office of Management and Budget, New Executive Office Building, Washington DC 20503. PLEASE DO NOT SEND FORMS TO THESE ADDRESSES. Privacy Act (5 U.S.C. 552a) – Under the provisions of the Privacy Act, you are not required to provide your social security number. Failure to provide your social security number may not affect any right, benefit or privilege to which you are entitled. (But see Debt Collection Notice regarding taxpayer identification number below.) Disclosures of name and other personal identifiers are required to provide SBA with sufficient information to make a character determination. When evaluating character, SBA considers the person’s integrity, candor, and disposition toward criminal actions. Additionally, SBA is specifically authorized to verify your criminal history, or lack thereof, pursuant to section 7(a)(1)(B), 15 USC Section 636(a)(1)(B) of the Small Business Act. Disclosure of Information – Requests for information about another party may be denied unless SBA has the written permission of the individual to release the information to the requestor or unless the information is subject to disclosure under the Freedom of Information Act. The Privacy Act authorizes SBA to make certain “routine uses” of information protected by that Act. One such routine use is the disclosure of information maintained in SBA’s system of records when this information indicates a violation or potential violation of law, whether civil, criminal, or administrative in nature. Specifically, SBA may refer the information to the appropriate agency, whether Federal, State, local or foreign, charged with responsibility for, or otherwise involved in investigation, prosecution, enforcement or prevention of such violations. Another routine use is disclosure to other Federal agencies conducting background checks but only to the extent the information is relevant to the requesting agencies’ function. See, 74 F.R. 14890 (2009), and as amended from time to time for additional background and other routine uses. In addition, the CARES Act, requires SBA to register every loan made under the Paycheck Protection Program using the Taxpayer Identification Number (TIN) assigned to the borrower. Debt Collection Act of 1982, Deficit Reduction Act of 1984 (31 U.S.C. 3701 et seq. and other titles) – SBA must obtain your taxpayer identification number when you apply for a loan. If you receive a loan, and do not make payments as they come due, SBA may: (1) report the status of your loan(s) to credit bureaus, (2) hire a collection agency to collect your loan, (3) offset your income tax refund or other amounts due to you from the Federal Government, (4) suspend or debar you or your company from doing business with the Federal Government, (5) refer your loan to the Department of Justice, or (6) take other action permitted in the loan instruments. Right to Financial Privacy Act of 1978 (12 U.S.C. 3401) – The Right to Financial Privacy Act of 1978, grants SBA access rights to financial records held by financial institutions that are or have been doing business with you or your business including any financial institutions participating in a loan or loan guaranty. SBA is only required provide a certificate of its compliance with the Act to a financial institution in connection with its first request for access to your financial records. SBA’s access rights continue for the term of any approved loan guaranty agreement. SBA is also authorized to transfer to another Government authority any financial records concerning an approved loan or loan guarantee, as necessary to process, service or foreclose on a loan guaranty or collect on a defaulted loan guaranty. Freedom of Information Act (5 U.S.C. 552) – This law provides, with some exceptions, that SBA must supply information reflected in agency files and records to a person requesting it. Information about approved loans that is generally released includes, among other things, statistics on our loan programs (individual borrowers are not identified in the statistics) and other information such as the names of the borrowers, the amount of the loan, and the type of the loan. Proprietary data on a borrower would not routinely be made available to third parties. All requests under this Act are to be addressed to the nearest SBA office and be identified as a Freedom of Information request. Occupational Safety and Health Act (15 U.S.C. 651 et seq.) – The Occupational Safety and Health Administration (OSHA) can require businesses to modify facilities and procedures to protect employees. Businesses that do not comply may be fined and required to abate the hazards in their workplaces. They may also be ordered to cease operations posing an imminent danger of death or serious injury until employees can be protected. Signing this form is certification that the applicant, to the best of its knowledge, is in compliance with the applicable OSHA requirements, and will remain in compliance during the life of the loan. Civil Rights (13 C.F.R. 112, 113, 117) – All businesses receiving SBA financial assistance must agree not to discriminate in any business practice, including employment practices and services to the public on the basis of categories cited in 13 C.F.R., Parts 112, 113, and 117 of SBA Regulations. All borrowers must display the "Equal Employment Opportunity Poster" prescribed by SBA. Equal Credit Opportunity Act (15 U.S.C. 1691) – Creditors are prohibited from discriminating against credit applicants on the basis of race, color, religion, national origin, sex, marital status or age (provided the applicant has the capacity to enter into a binding contract); because all or part of the applicant’s income derives from any public assistance program; or because the applicant has in good faith exercised any right under the Consumer Credit Protection Act. Debarment and Suspension Executive Order 12549 (2 C.F.R. Part 180 and Part 2700) – By submitting this loan application, you certify that neither the Applicant or any owner of the Applicant have within the past three years been: (a) debarred, suspended, declared ineligible or voluntarily excluded from participation in a transaction by any Federal Agency; (b) formally proposed for debarment, with a final determination still pending; (c) indicted, convicted, or had a civil judgment rendered against you for any of the offenses listed in the regulations or (d) delinquent on any amounts owed to the U.S. Government or its instrumentalities as of the date of execution of this certification. DocuSign Envelope ID: A2D5535F-6368-4532-BB4E-EB976A6FB6C6 THIS IS A COPY The Authoritative Copy of this record is held at NA3.docusign.net COPY VIEW

DocuSign Envelope ID: A2D5535F-6368-4532-BB4E-EB976A6FB6C6

THIS IS A COPY
The Authoritative Copy of this record is held at NA3.docusign.net

PPP Borrower Demographic Information Form (Optional)

Instructions

1. **Purpose**. Veteran/gender/race/ethnicity data is collected for program reporting purposes only.
2. **Description**. This form requests information about each of the Borrower's Principals. Add additional sheets if necessary.
3. **Definition of Principal**. The term "Principal" means:
   - For a self-employed individual, independent contractor, or a sole proprietor, the self-employed individual, independent contractor, or sole proprietor.
   - For a partnership, all general partners and all limited partners owning 20% or more of the equity of the Borrower, or any partner that is involved in the management of the Borrower's business.
   - For a corporation, all owners of 20% or more of the Borrower, and each officer and director.
   - For a limited liability company, all members owning 20% or more of the Borrower, and each officer and director.
   - Any individual hired by the Borrower to manage the day-to-day operations of the Borrower ("key employee").
   - Any trustor (if the Borrower is owned by a trust).
   - For a nonprofit organization, the officers and directors of the Borrower.
4. **Principal Name**. Insert the full name of the Principal.
5. **Position**. Identify the Principal's position; for example, self-employed individual; independent contractor; sole proprietor; general partner; owner; officer; director; member; or key employee.

Principal Name	Position
Rolando M Cortez	Senior Accountat

Veteran	1=Non-Veteran; 2=Veteran; 3=Service-Disabled Veteran; 4=Spouse of Veteran; X=Not Disclosed	Non-Veteran
Gender	M=Male; F=Female; X=Not Disclosed	Male
Race (more than 1 may be selected)	1=American Indian or Alaska Native; 2=Asian; 3=Black or African-American; 4=Native Hawaiian or Pacific Islander; 5=White; X=Not Disclosed	Asian
Ethnicity	H=Hispanic or Latino; N=Not Hispanic or Latino; X=Not Disclosed	Not Hispanic or Latino

Disclosure is voluntary and will have no bearing on the loan application decision

COPY VIEW

SBA Form 2483-SD (1/21) 6

Business Lending Resolutions Name of Business (Entity):___________________________________ Banking Resolutions The undersigned, hereby certifies to Zions Bancorporation, N.A. (“Bank”) that if the Entity identified above is: (i) a corporation, then the undersigned is the Secretary or Executive Officer or other authorized person, and designated keeper of the records and minutes of the Entity identified above; (ii) a sole proprietorship, then the undersigned is the individual owner; (iii) a partnership, then the undersigned is a general partner; (iv) a limited liability company, then the undersigned is a member (if management is by members), or a manager (if management is by a manager); (vii) a trust, then the undersigned is a trustee of the trust; or (viii) not one of the aforementioned entities, then the undersigned is a representative of the governing body of the Entity and designated keeper of the records and minutes of the Entity identified above. Also, the undersigned hereby certifies to the Bank that: (i) the undersigned has full authority to make the representations set forth in these Resolutions on behalf of the Entity and the following is a true and correct copy or description of the Resolutions duly adopted by the requisite Board of Directors (if a corporation), by the partners (if a partnership), by the members/managers (if a limited liability company), by the proprietor (if a sole proprietorship), or otherwise by the other governing authority of the Entity at a meeting, at which a quorum was present and acting throughout, or adopted by the written consent of a majority of those entitled or required to act to bind the Entity; and, in addition to certifying the following Resolutions, if a trust, the undersigned trustee certifies that (a) the trust is in existence as of this date this document is executed and is evidenced by a trust instrument executed on the date set forth in the trust instrument; (b) the trust will not be revoked or substantially amended for the term of the Loan Agreements without the consent of the Bank and SBA; (c) the trustee has authority to act, including the power to do, or perform, all of the acts and things on behalf of the trust set forth in this document; (d) the trust has the authority to borrow funds; (e) the trust agreement has specific language confirming the above; (f) upon request, the trustee will provide to Bank and the SBA with a true and complete list of all trustors, settlors and donors and copies of excerpts from the trust instrument and amendments which designate the trustee and confer upon the trustee the power to act in these transactions, and that Lender may require such further identification or legal opinion supporting the Trustee authority and power as Lender shall deem necessary and prudent; and (ii) that such Resolutions are in full force and effect: 1. Resolved, that the person signing below (“Authorized Principal” also "Authorized Officer"), acting alone, may now and in the future enter into any agreement, on behalf of and in the name of the Entity, with the Bank in order to: (i) borrow money in any sum that an Authorized Principal deems necessary for the Entity; (ii) promise to repay the sum or sums borrowed on the terms set by the Bank; and (iii) pledge any property of the Entity as security for the payment of any sums borrowed. 2. Resolved, that the Authorized Principal, acting alone, is authorized to read, acknowledge and execute on behalf of the Entity the: (i) Paycheck Protection Program (PPP) Loan Application & Agreement (“Application”); (ii) the Promissory Note; (iii) the Credit Agreement (or agree to the terms of the Credit Agreement); and (iv) any and all other agreements, documents, or instruments Lender may require in connection with the loan contemplated hereby (collectively, the “Loan Agreements” or “Credit Agreement”); 3. Resolved that the Authorized Principal, acting alone, may now and in the future: authorize one or more individuals (“Authorized User”), regardless of whether he or she is an Authorized Principal, to execute and/or deliver any document, agreement, instruction, notice, and amendment as the Authorized Principal deems necessary in connection with the Loan Agreements, this Application & Agreement, or any loan forgiveness applications. 4. Resolved that the Authorized Principal or Authorized User, acting alone, may now or in the future: accept and enter into deposit account, investment, funds transfer, and other banking service and product agreements including but not limited to Bank's Treasury Management Master Services Agreement (“MSA”), Acceptances of Treasury Management Agreements (“Acceptances”), and “Specifications” (as defined in the MSA) for treasury management services (“Services”), including amendments and addenda to any of the foregoing; designate from time to time who is authorized to withdraw funds, initiate and approve payment orders, endorse instruments, and execute service and product agreements; appoint “Administrators” (as defined in the MSA) who are able to establish other Administrators, authorized users, security procedures, Specifications (as defined in the MSA), and other setup details for Services; (D) request Services and execute documents that Bank may request, and any amendments or renewals thereof, pertaining to the use of Services, including but not limited to designating one or more persons (which may include himself or herself) authorized to initiate, amend, cancel, confirm, or verify the authenticity of instructions to Bank for Services, whether given orally, electronically, or by facsimile instructions, and to revoke any authorization granted to any such person, as he or she deems appropriate; and otherwise give instructions and authorizations on behalf of this Company for security procedures, the Services and other banking services. 1 Zions Bancorporation, N.A. Member FDIC Version 2.15 DocuSign Envelope ID: A2D5535F-6368-4532-BB4E-EB976A6FB6C6 Phoenix Cars, LLC THIS IS A COPY The Authoritative Copy of this record is held at NA3.docusign.net COPY VIEW

5. Resolved, that the authorizations by Entity as described in these Resolutions are in addition to all other authorizations in effect; however, if these Resolutions conflict with any other authorizations in effect, then these Resolutions will prevail only to extent to resolve the conflict, and these Resolutions will remain in full force and effect until the Bank receives written notice of their revocation at the address of 2460 South 3270 West, Attn: Business Banking Loan Center, West Valley City, UT 84119. 6. Resolved, that these Resolutions may be signed and transmitted by electronic mail of a .PDF document or other electronic format and thereafter maintained in imaged or electronic form, and that such imaged or electronic record shall be valid and effective to bind the party so signing as a paper copy bearing such party’s hand-written signature and that the signatures appearing on these Resolutions (whether in imaged or other electronic format) shall be treated, for purpose of validity, enforceability and admissibility, the same as hand-written signatures. 7. Resolved, that in the event the Bank requests, from time to time, Entity will deliver certified copies of documents evidencing authorizations and approvals (e.g., organizational documents filed with the Entity’s state or jurisdiction of organization, bylaws, operating agreements, resolutions, minutes and incumbency certificates, etc.). 8. The undersigned hereby certify, under penalty of perjury of the laws of the state or jurisdiction for which the Entity is organized: (i) I am the Authorized Representative of the above named Entity; (ii) the foregoing Resolutions were duly adopted by the governing body of this Entity and are in effect; (iii) the foregoing Resolutions are true, correct, and complete; (iv) that the signatures or initials appearing on this Application & Agreement are those of the persons authorized in accordance with the Resolutions; and (v) that Loan Agreements are the binding obligation of this Entity. Business Entity Borrower Name: Authorized Officer: Signature by: Date: Printed Name Title: Authorized Officer of Borrower 2 Zions Bancorporation, N.A. Member FDIC Version 2.15 DocuSign Envelope ID: A2D5535F-6368-4532-BB4E-EB976A6FB6C6 Phoenix Cars, LLC Rolando Cortez 1/21/2021 THIS IS A COPY The Authoritative Copy of this record is held at NA3.docusign.net COPY VIEW

PROMISSORY NOTE The undersigned borrower (“Borrower”) understands, acknowledges and agrees that, even though Borrower is executing this Promissory Note (the “Note”) and an accompanying Credit Agreement and submitting them together with Borrower’s application for a Paycheck Protection Program (“PPP”) loan (a “Loan”), Borrower’s execution of this Note and the Credit Agreement does not mean that the Lender has approved any Loan. The Lender will hold this Note and the Credit Agreement in escrow until the Loan application is approved or denied. Borrower further understands, acknowledges and agrees that the Loan is subject to and may be approved (if at all) only in accordance with all applicable PPP rules and all policies and procedures of the Lender and the U.S. Small Business Administration. If the application is denied, the Note and the Credit Agreement will have no force and effect. If the application is approved, the Lender will provide a Confirmation Letter to Borrower that will establish the Maturity Date of the Loan. Borrower further agrees, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as follows: PROMISE TO PAY: In return for the Loan, Borrower promises to pay to Zions Bancorporation, N.A. dba ("Lender"), the principal amount of in lawful money of the United States of America, plus interest on the unpaid principal balance, and all other amounts required by this Note. CONFIRMED LOAN TERMS: Lender must obtain a SBA loan number and Lender must provide Borrower a letter (the “Confirmation Letter”) confirming certain loan terms, as conditions to the Loan becoming approved by Lender. The Confirmation Letter will set forth general terms of the Loan, including, without limitation, the principal amount, the loan type, the Loan Origination Date, Loan Maturity, and other miscellaneous terms. This Note and the Confirmation Letter, together with the Credit Agreement (which is included with the Paycheck Protection Program (PPP) Loan Application and Agreement (the “Application”), set forth the terms and conditions which shall govern the Loan. All of the terms and conditions of the Confirmation Letter and the Credit Agreement are hereby incorporated in this Note by reference and represent the final agreement between Lender and Borrower, and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreement of the parties. References to this Note shall include the Confirmation Letter and the Credit Agreement as applicable. Acceptance of the Loan proceeds by Borrower shall further evidence that the Loan is governed by the Confirmation Letter. This Note, the Confirmation Letter, the Credit Agreement, the Business Lending Resolutions, and any and all other documents, instruments, or agreements executed and/or delivered in connection with the Loan shall be collectively referred to as the “Loan Documents”. By signing below, Borrower agrees to be bound by all of the terms of the Loan Documents, as amended and modified from time to time. DEFINITIONS: “CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act (P.L. 116-136), as amended. “Deferment Period” shall be the earlier of (i) the date on which the amount of forgiveness determined under section 1106 of the CARES Act is remitted to Lender (or, if earlier, the date the SBA determines that the loan is not eligible for forgiveness in the full amount requested), or (ii) if Borrower fails to apply for forgiveness within 10 months after the date that is 24 weeks after the Loan Origination Date (with that 24-week period referred to as the “Imputed Covered Period”), the date that is 10 months after the last day of the Imputed Covered Period. Lender will provide Borrower the monthly payment amount after the Deferment Period. “Division” means the lending division of Lender designated above as the bank “dba” of Lender. “Economic Aid Act” means the Economic Aid to Hard-Hit Small Businesses, Nonprofits, and Venues Act (P.L.116-260), as amended. “Loan” means the loan evidenced by this Note, the Confirmation Letter and the other Loan Documents. “Loan Origination Date” means the date the Loan is approved as stated in the Confirmation Lender. “Paycheck Protection Program” means the SBA Paycheck Protection Program authorized and governed by the CARES Act and the Economic Aid Act. “PPP Rules” means the Paycheck Protection Program rules, directives, and regulations made by the SBA or United States Treasury. “SBA” means the Small Business Administration, an Agency of the United States of America. PAYMENT TERMS: Borrower must make all payments at the place Lender designates. The payment terms for this Note are: 1 Zions Bancorporation, N.A. Member FDIC Version 2.15 DocuSign Envelope ID: A2D5535F-6368-4532-BB4E-EB976A6FB6C6 586332.00 California Bank & Trust THIS IS A COPY The Authoritative Copy of this record is held at NA3.docusign.net COPY VIEW

The interest rate on this Note shall be calculated from the Loan Origination Date set forth in the Confirmation Letter using an interest rate of 1.00% per annum, until paid in full. Interest on the Note is computed on an actual/365 simple interest basis; that is by applying the ratio of the interest rate over the number of days in a year (365 for all years, including leap years), multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payment under this Note is computed using this method. Interest will continue to accrue during the Deferment Period. Borrower will pay the Loan in accordance with the following payment schedule: Borrower will pay the Loan in monthly installment payments of the outstanding balance of principal and interest after the Deferment Period amortized over the remaining term of the Loan. Borrower's first payment is due 30 days after the last day of the Deferment Period, and all subsequent payments are due on the same day of each month after that (or the last day of any subsequent month that does not have the same day as the first payment date). Borrower's final payment will be due on the Maturity Date which is five years from the Loan Origination Date, and will be for all principal and all accrued interest not yet paid. Payments shall include principal and interest, with Lender to provide to Borrower the amount of the monthly payment and the first payment date. Notwithstanding the forgoing and to the extent not otherwise prohibited by law, any principal balance, remaining after the SBA remits its forgiveness decision, that is equal to or less than what would have been a principal and interest payment amortized over the term of the Loan calculated prior to any forgiveness, as such shall be provided by Lender to Borrower, shall be paid in full on Borrower’s first payment after the Deferment Period unless otherwise agreed to in writing by Borrower and Lender. LOAN PREPAYMENT: Notwithstanding any provision in this Note to the contrary: Borrower may prepay this Note. Borrower may prepay 20 percent or less of the unpaid principal balance of the Loan at any time without notice. If Borrower prepays more than 20 percent of the unpaid principal balance of the Loan and the Loan has, prior to such prepayment, been sold on the secondary market, Borrower must: a. Give Lender written notice; b. Pay all accrued interest; and c. If the prepayment is received less than 21 days from the date the Lender receives the notice, pay an amount equal to 21 days' interest from the date Lender receives the notice, less any interest accrued during the 21 days and paid under subparagraph b. above. If Borrower does not prepay within 30 days from the date Lender receives the notice, Borrower must give Lender a new notice. Prepayments of principal shall be applied to payments in the inverse order of their maturities. LOAN FORGIVENESS:. Borrower may apply to Lender for loan forgiveness pursuant to the CARES Act and the Economic Aid Act, and in accordance with the requirements of the PPP Rules. ANNUAL AMORTIZATION: Notwithstanding any other term in this Note, Lender may in its sole discretion, re-amortize the loan not more than once each year to obtain full amortization at the Maturity Date. MATURITY DATE: This Note will mature five years from Loan Origination Date which date is set forth in the Confirmation Letter. LATE CHARGE: If a payment is 10 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment. DISHONORED ITEM FEE: Borrower will pay Lender a dishonored item fee in the amount charged by the Division which made the Loan up to $25 if Borrower’s payment is later dishonored, or as determined by Lender. DEFAULT: Borrower is in default under this Note if Borrower does not make a payment when due under this Note, or if Borrower: A. Fails to do anything required by this Note and other Loan Documents B. Defaults on any other loan or agreement with Lender; C. Does not disclose, or anyone acting on their behalf does not disclose, any material fact to Lender or the SBA; D. Makes, or anyone acting on their behalf makes, a false or misleading representation to Lender or the SBA; E. Defaults on any loan or agreement with another creditor, if Lender believes the default may materially affect Borrower’s ability to pay this Note; F. Fails to pay any taxes when due; G. Becomes the subject of a proceeding under any bankruptcy or insolvency law; H. Has a receiver or liquidator appointed for any part of its business or property; I. Is dissolved or any other termination of Borrower’s existence or the death of Borrower if Borrower is an individual, or the death of the sole owner of Borrower; J. Makes an assignment for the benefit of creditors; K. Has any adverse change in financial condition or business operation that Lender believes may materially affect Borrower’s ability to pay this Note; L. Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without Lender’s prior written consent; 2 Zions Bancorporation, N.A. Member FDIC Version 2.15 DocuSign Envelope ID: A2D5535F-6368-4532-BB4E-EB976A6FB6C6 THIS IS A COPY The Authoritative Copy of this record is held at NA3.docusign.net COPY VIEW

M. Becomes the subject of a civil or criminal action that Lender believes may materially affect Borrower’s ability to pay this Note; or, N. Borrower is determined to be ineligible for this Paycheck Protection Program loan or otherwise fails to follow the PPP Rules. LENDER’S RIGHTS IF THERE IS A DEFAULT: Without notice or demand and without giving up any of its rights, Lender may: A. Require immediate payment of all amounts owing under this Note; B. Collect all amounts owing from any Borrower; C. File suit and obtain judgment; and/or D. Pursue all other remedies allowed by applicable law. Except as may be prohibited by law, all of Lender’s rights and remedies shall be cumulative and may be exercised singularly or concurrently. Lender’s pursuit of any remedy shall not exclude pursuit of any other remedy. LENDER’S GENERAL POWERS: Without notice and without Borrower’s consent, Lender may take any or all of the following actions: A. Incur expenses to collect amounts due under this Note, enforce the terms of this Note or any other Loan Documents. Among other things, the expenses may include payments for reasonable attorney’s fees and costs. If Lender incurs such expenses, it may demand immediate repayment from Borrower or add the expense to the principal balance of the Loan; B. Release anyone obligated to pay this Note; and C. Take any action necessary to collect amounts owning on this Note. WHEN FEDERAL LAW APPLIES. When the SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or the SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, the SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against the SBA any local or state law to deny any obligation, defeat any claim of the SBA, or preempt federal law. SUCCESSORS AND ASSIGNS: Under this Note, Borrower includes is successors and assigns and Lender includes its successors and assigns. ELIGIBLE BORROWER AND LOAN AMOUNT: Borrower represents that Borrower is an eligible recipient of the Loan under the CARES Act, the Economic Aid Act and all applicable PPP Rules. Borrower certifies that the Average Monthly Payroll amount and other required information set forth in Borrower’s Application made in connection with the Loan is true and correct and calculated in accordance with CARES Act, the Economic Aid Act and all applicable PPP Rules. Borrower further represents that the Loan amount set forth in this Note i s an amount determined by Borrower to be an amount that Borrower is eligible to receive pursuant to the CARES Act, the Economic Aid Act and all applicable PPP Rules. Borrower certifies that Borrower does not have an application for a Second Draw PPP loan (as defined in the PPP Rules) with another lender and has not received a Second Draw PPP loan. Borrower certifies that Borrower has not received a shuttered venue operator grant allowed by the Economic Aid Act, nor does Borrower have an application pending with the SBA for any such grant. Borrower acknowledges and agrees that al l applicable PPP Rules, as such may be amended, apply to the Loan. Borrower agrees to deliver all certifications, documents, information and agreements the SBA or Lender may require in connection with the Paycheck Protection Program. Borrower understands that Lender is relying without independent verification on Borrower’s certifications and representations made i n connection with the Loan, Borrower’s sole determination that Borrower is eligible to recei ve the Loan, and the determination made solely by Borrower in the PPP Loan Application with respect to the Loan amount. Lender a ssumes no responsibility or liability for determining Borrower’s eligibility for the Loan, the Loan amount or the prospects for Loan forgiveness. If it is determined that Borrower is ineligible to receive the Loan, Borrower is not entitled to receive the Loan amount, or Borrower fails to follow the PPP Rules, Borrower and its owners may be subject to (a) penalties under the Paycheck Protection Program and (b) remedies available to Lender and the SBA, and Borrower may not be entitled to forgiveness for some or all of the Loan with the resulting obligation of Borrower to repay the unforgiven Loan in full. Borrower hereby agrees to indemnify and hold Lender and its directors, officers, employees and representatives harmless from any and all losses, costs, penalties, obligations and liabilities incurred by Borrower as a result of the foregoing representations and assurances and all other representations and certifications made, and liabilities and obligations i ncurred, by Borrower with respect to the PPP Loan Application and the Loan. Borrower further agrees that all such representations, warranties, covenants and indemnifications made by Borrower will survive the making of the Loan and shall be continuing in nature, and shall remain in full force and effect even after the Loan is forgiven or paid in full. GENERAL PROVISIONS: a. Borrower and the individual signing this Note waive all suretyship defenses which Borrower could otherwise assert under applicable law or in equity. 3 Zions Bancorporation, N.A. Member FDIC Version 2.15 DocuSign Envelope ID: A2D5535F-6368-4532-BB4E-EB976A6FB6C6 THIS IS A COPY The Authoritative Copy of this record is held at NA3.docusign.net COPY VIEW

b. Borrower must sign all documents necessary at any time to comply with the Loan Documents and the Paycheck Protection Program. c. Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any of them. d. Borrower may not use an oral statement of Lender or the SBA to contradict or alter the written terms of this Note. e. If any part of this Note is unenforceable, all other parts remain in effect. f. To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor. g. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note shall be released from liability. Borrower agrees that Lender may renew or extend (repeatedly and for any length of time) the Loan and take any other action deemed necessary by Lender without the consent of or notice to anyone. Borrower also agrees that Lender may modify the Loan without the consent of or notice to anyone other than the party with whom the modification is made. h. The Loan Documents shall be automatically amended to the extent necessary to reflect any mandatory changes to the terms of the Loan pursuant to subsequent law or regulation. CONSENT TO JURISDICTION AND GOVERNING LAW: Borrower hereby submits to the jurisdiction of the state and federal courts in the county and state where Lender’s Division making the Loan is located in any action or lawsuit to enforce this Note or the other Loan Documents. The Loan will be governed by federal law applicable to Lender and, to the extent not preempted by federal law or otherwise required by this Agreement, the laws of the state in which Lender’s Division making the Loan is located, which shall be applied without regard to its conflicts of law provisions. STATE-SPECIFIC PROVISIONS: Notwithstanding the forgoing, the interest on this Note shall never exceed the maximum rate permitted by the usury laws of any state or any pre-empting federal law, if any, applicable to this kind of loan. Borrower hereby waives presentment, demand, protects or notice of nonpayment and intent to accelerate this Note and/or demand for payment of past due installments as a condition precedent to acceleration and enforcement. Borrower agrees to an effective rate of interest that is the rate specified in this Note plus any additional rate resulting from any other charges in the nature of interest paid or to be paid in connection with this Note. SUBSEQUENT APPLICATION TO CORRECT ERROR(S). If a Confirmation Letter has not been provided to Borrower by Lender and Lender requests and Borrower signs a subsequent Application with Lender, to correct an error in any term or condition of a prior Application, Promissory Note, or Credit Agreement, signed after the enactment of the Economic Aid Act, the most recently signed Application, Promissory Note, and Credit Agreement, shall replace the prior documentation and restate the terms of the Application, the Promissory Note and Credit Agreement and the previously executed Application, Promissory Note and Credit Agreement shall have no effect. Nothing herein shall impact any loan documents executed in favor of Lender prior to the Economic Aid Act. NOTICE OF FINAL AGREEMENT. THIS DOCUMENT AND ALL OTHER DOCUMENTS RELATING TO THE LOAN CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THE LOAN. Dispute Resolution DISPUTE RESOLUTION PROVISION. This Dispute Resolution Provision contains a jury waiver, a class action waiver, and an arbitration clause (or judicial reference agreement, as applicable), set out in four Sections. READ IT CAREFULLY. Notwithstanding anything to the contrary herein, the parties acknowledge and agree that the Dispute Resolution Provision contained herein is not enforceable at any time that the SBA is the holder of the Note which evidences the Loan. SECTION 1. GENERAL PROVISIONS GOVERNING ALL DISPUTES. 1.1 PRIOR DISPUTE RESOLUTION AGREEMENTS SUPERSEDED. This Dispute Resolution Provision shall supersede and replace any prior “Jury Waiver,” “Judicial Reference,” “Class Action Waiver,” “Arbitration,” “Dispute Resolution,” or similar alternative dispute agreement or provision between or among the parties. 1.2 “DISPUTE” DEFINED. As used herein, the word “Dispute” includes, without limitation, any claim by either party against the other party related to this Note, any other Loan Document, and the Loan evidenced hereby. In addition, “Dispute” also includes any claim by either party against the other party regarding any other agreement or business relationship between any of them, whether or not related to the Loan or other subject matter of this Note. “Dispute” includes, but is not limited to, matters arising from or relating to a deposit account, an application for or denial of credit, warranties and representations made by a party, the adequacy of a party’s disclosures, enforcement of any and all of the obligations a party hereto may have to another party, compliance with applicable laws and/or regulations, performance or services provided under any agreement by a party, including without limitation disputes based on or arising from any alleged tort or matters involving the employees, officers, agents, 4 Zions Bancorporation, N.A. Member FDIC Version 2.15 DocuSign Envelope ID: A2D5535F-6368-4532-BB4E-EB976A6FB6C6 THIS IS A COPY The Authoritative Copy of this record is held at NA3.docusign.net COPY VIEW affiliates, or assigns of a party hereto. If a third party is a party to a Dispute (such as a credit reporting agency, merchant accepting a credit card, junior lienholder or title company), each party hereto agrees to consent to including that third party in any arbitration or judicial reference proceeding for resolving the Dispute with that party. 1.3 JURY TRIAL WAIVER. Each party waives their respective rights to a trial before a jury in connection with any Dispute, and all Disputes shall be resolved by a judge sitting without a jury. If a court determines that this jury trial waiver is not enforceable for any reason, then at any time prior to trial of the Dispute, but not later than 30 days after entry of the order determining this provision is unenforceable, any party shall be entitled to move the court for an order, as applicable: (A) compelling arbitration and staying or dismissing such litigation pending arbitration (“Arbitration Order”) under Section 2 hereof, or (B) staying such litigation and compelling judicial reference under Section 3 hereof. 1.4 CLASS ACTION WAIVER. If permitted by applicable law, each party waives the right to litigate in court or an arbitration proceeding any Dispute as a class action, either as a member of a class or as a representative, or to act as a private attorney general. 1.5 SURVIVAL. This Dispute Resolution Provision shall survive any termination, amendment or expiration of this Note, or any other relationship between the parties. SECTION 2. ARBITRATION IF JURY WAIVER UNENFORCEABLE (EXCEPT CALIFORNIA). If (but only if) a state or federal court located outside the state of California determines for any reason that the jury trial waiver in this Dispute Resolution Provision is not enforceable with respect to a Dispute, then any party hereto may require that said Dispute be resolved by binding arbitration pursuant to this Section 2 before a single arbitrator. An arbitrator shall have no authority to determine matters (i) regarding the validity, enforceability, meaning, or scope of this Dispute Resolution Provision, or (ii) class action claims brought by either party as a class representative on behalf of others and claims by a class representative on either party’s behalf as a class member, which matters may be determined only by a court without a jury. By agreeing to arbitrate a Dispute, each party gives up any right that party may have to a jury trial, as well as other rights that party would have in court that are not available or are more limited in arbitration, such as the rights to discovery and to appeal. Arbitration shall be commenced by filing a petition with, and in accordance with the applicable arbitration rules of, National Arbitration Forum (“NAF”) or Judicial Arbitration and Mediation Service, Inc. (“JAMS”) (“Administrator”) as selected by the initiating party. However, if the parties agree, arbitration may be commenced by appointment of a licensed attorney who is selected by the parties and who agrees to conduct the arbitration without an Administrator. If NAF and JAMS both decline to administer arbitration of the Dispute, and if the parties are unable to mutually agree upon a licensed attorney to act as arbitrator with an Administrator, then either party may file a lawsuit (in a court of appropriate venue outside the state of California) and move for an Arbitration Order. The arbitrator, howsoever appointed, shall have expertise in the subject matter of the Dispute. Venue for the arbitration proceeding shall be at a location determined by mutual agreement of the parties or, if no agreement, in the city and state where Lender or Bank is headquartered. The arbitrator shall apply the law of the state specified in the agreement giving rise to the Dispute. After entry of an Arbitration Order, the non-moving party shall commence arbitration. The moving party shall, at its discretion, also be entitled to commence arbitration but is under no obligation to do so, and the moving party shall not in any way be adversely prejudiced by electing not to commence arbitration. The arbitrator: (i) will hear and rule on appropriate dispositive motions for judgment on the pleadings, for failure to state a claim, or for full or partial summary judgment; (ii) will render a decision and any award applying applicable law; (iii) will give effect to any limitations period in determining any Dispute or defense; (iv) shall enforce the doctrines of compulsory counterclaim, res judicata, and collateral estoppel, if applicable; (v) with regard to motions and the arbitration hearing, shall apply rules of evidence governing civil cases; and (vi) will apply the law of the state specified in the agreement giving rise to the Dispute. Filing of a petition for arbitration shall not prevent any party from (i) seeking and obtaining from a court of competent jurisdiction (notwithstanding ongoing arbitration) provisional or ancillary remedies including but not limited to injunctive relief, property preservation orders, foreclosure, eviction, attachment, replevin, garnishment, and/or the appointment of a receiver, (ii) pursuing non-judicial foreclosure, or (iii) availing itself of any self-help remedies such as setoff and repossession. The exercise of such rights shall not constitute a waiver of the right to submit any Dispute to arbitration. Judgment upon an arbitration award may be entered in any court having jurisdiction except that, if the arbitration award exceeds $4,000,000, any party shall be entitled to a de novo appeal of the award before a panel of three arbitrators. To allow for such appeal, if the award (including Administrator, arbitrator, and attorney’s fees and costs) exceeds $4,000,000, the arbitrator will issue a written, reasoned decision supporting the award, including a statement of authority and its application to the Dispute. A request for de novo appeal must be filed with the arbitrator within 30 days following the date of the arbitration award; if such a request is not made within that time period, the arbitration decision shall become final and binding. On appeal, the arbitrators shall review the award de novo, meaning that they shall reach their own findings of fact and conclusions of law rather than deferring in any manner to the original arbitrator. Appeal of an arbitration award shall be pursuant to the rules of the Administrator or, if the Administrator has no such rules, then the JAMS arbitration appellate rules shall apply. 5 Zions Bancorporation, N.A. Member FDIC Version 2.15 DocuSign Envelope ID: A2D5535F-6368-4532-BB4E-EB976A6FB6C6 THIS IS A COPY The Authoritative Copy of this record is held at NA3.docusign.net COPY VIEW

DocuSign Envelope ID: A2D5535F-6368-4532-BB4E-EB976A6FB6C6

THIS IS A COPY
The Authoritative Copy of this record is held at NA3.docusign.net

Arbitration under this provision concerns a transaction involving interstate commerce and shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1 *et seq*. If the terms of this Section 2 vary from the Administrator's rules, this Section 2 shall control.

SECTION 3. JUDICIAL REFERENCE IF JURY WAIVER UNENFORCEABLE (CALIFORNIA ONLY). If (but only if) a Dispute is filed in a state or federal court located within the state of California, and said court determines for any reason that the jury trial waiver in this Dispute Resolution Provision is not enforceable with respect to that Dispute, then any party hereto may require that Dispute be resolved by judicial reference in accordance with California Code of Civil Procedure, Sections 638, et seq., including without limitation whether the Dispute is subject to a judicial reference proceeding. **By agreeing to resolve Disputes by judicial reference, each party is giving up any right that party may have to a jury trial.** The referee shall be a retired judge, agreed upon by the parties, from either the American Arbitration Association (AAA) or Judicial Arbitration and Mediation Service, Inc. (JAMS). If the parties cannot agree on the referee, the party who initially selected the reference procedure shall request a panel of ten retired judges from either AAA or JAMS, and the court shall select the referee from that panel. (If AAA and JAMS are unavailable to provide this service, the court may select a referee by such other procedures as are used by that court.) The referee shall be appointed to sit with all of the powers provided by law, including the power to hear and determine any or all of the issues in the proceeding, whether of fact or of law, and to report a statement of decision. The parties agree that time is of the essence in conducting the judicial reference proceeding set forth herein. The costs of the judicial reference proceeding, including the fee for the court reporter, shall be borne equally by the parties as the costs are incurred, unless otherwise awarded by the referee. The referee shall hear all pre-trial and post-trial matters (including without limitation requests for equitable relief), prepare a statement of decision with written findings of fact and conclusions of law, and apportion costs as appropriate. The referee shall be empowered to enter equitable relief as well as legal relief, provide all temporary or provisional remedies, enter equitable orders that are binding on the parties and rule on any motion that would be authorized in a trial, including without limitation motions for summary adjudication. Only for this Section 3, "Dispute" includes matters regarding the validity, enforceability, meaning, or scope of this Section, and (ii) class action claims brought by either party as a class representative on behalf of others and claims by a class representative on either party's behalf as a class member. Judgment upon the award shall be entered in the court in which such proceeding was commenced and all parties shall have full rights of appeal. This provision will not be deemed to limit or constrain Bank or Lender's right of offset, to obtain provisional or ancillary remedies, to interplead funds in the event of a dispute, to exercise any security interest or lien Bank or Lender may hold in property or to comply with legal process involving accounts or other property held by Bank or Lender. Nothing herein shall preclude a party from moving (prior to the court ordering judicial reference) to dismiss, stay or transfer the suit to a forum outside California on grounds that California is an improper, inconvenient or less suitable venue. If such motion is granted, this Section 3 shall not apply to any proceedings in the new forum. This Section 3 may be invoked only with regard to Disputes filed in state or federal courts located in the State of California. In no event shall the provisions in this Section 3 diminish the force or effect of any venue selection or jurisdiction provision in this Note or any other Loan Document.

SECTION 4. RELIANCE. Each party (i) certifies that no one has represented to such party that the other party would not seek to enforce a jury waiver, class action waiver, arbitration provision or judicial reference provision in the event of suit, and (ii) acknowledges that it and the other party have been induced to enter into this Agreement by, among other things, material reliance upon the mutual waivers, agreements, and certifications in the four Sections of this DISPUTE RESOLUTION PROVISION.

ORIGINALLY EXECUTED DOCUMENTS:

This Note may be signed and transmitted by electronic mail of a .PDF document or other electronic format and thereafter maintained in imaged or electronic form, and that such imaged or electronic record shall be valid and effective to bind the party so signing as a paper copy bearing such party's hand-written signature. Borrower and Lender further agree that the signatures appearing on this Note (whether in imaged or other electronic format) shall be treated, for purpose of validity, enforceability and admissibility, the same as hand-written signatures.

COPY VIEW

BORROWER'S NAME AND SIGNATURE:

By signing below, Borrower acknowledges having read and understood the provisions of this Note and agrees to its terms.

Business Entity Borrower Name:	Phoenix Cars, LLC			
Authorized Officer:	**Signature by:**	Rolando Cortez	Date:	1/21/2021
	Printed Name	Rolando Cortez	Title:	Authorized Officer of Borrower

Zions Bancorporation, N.A. Member FDIC 6 Version 2.15

Credit Agreement The Paycheck Protection Program (PPP) Application and Agreement (the “PPP Loan Application”), the Business Lending Resolutions, the Promissory Note (the “Note”), the Confirmation Letter, which sets forth general terms of the Loan, including, without limitation, the principal amount, the loan type, the Loan Origination Date, and Loan Maturity, and other miscellaneous terms (“Confirmed Loan Terms”), and this Credit Agreement (this “Agreement”) together constitute Borrower's Paycheck Protection Program Loan Documents ("Loan Documents"). The Loan Documents set forth the terms of the agreement between Borrower and Zions Bancorporation, N.A. (“Lender”); it contains important terms and obligations that Borrower should review carefully and keep for its records. I. Definitions. The following definitions apply to this Agreement: 1. Borrower. The business entity, business organization, individual, or sole proprietorship in whose name the Lender has granted credit and established the Paycheck Protection Program Loan; 2. CARES Act. The Coronavirus Aid, Relief, and Economic Security Act (P.L. 116-136) as amended. 3. Deposit Account. The deposit account that Borrower designated in the Confirmation Letter in which Loan proceeds are to be deposited; 4. Division. The lending division of Lender designated in the Note as the bank “dba” of Lender. 5. Economic Aid Act. The Economic Aid to Hard-Hit Small Businesses, Nonprofits, and Venues Act as amended (P.L. 116-260); 6. Lender. Zions Bancorporation, N.A. which issued the Loan and which is referenced in the PPP Loan Application, but which may also be referred to in the Credit Agreement as “Lender”, “Lender”, “we” or “us”; 7. Loan. The term Loan means the loan evidenced by this Agreement, the Note, the Confirmation Letter and the other Loan Documents. 8. “Loan Origination Date” is means the date the Loan is approved as stated in the Confirmation Lender. 9. Paycheck Protection Program. The term Paycheck Protection Program means the SBA Paycheck Protection Program authorized and governed by the CARES Act and the Economic Aid Act. 10. PPP Loan Application. The Paycheck Protection Program (PPP) Loan Application and Agreement submitted by Borrower to request a Paycheck Protection Program Loan. 11. PPP Rules. All Paycheck Protection Program rules, directives and regulations issued by the SBA and U.S. Treasury pertaining to the Paycheck Protection Program. 12. SBA. SBA means the Small Business Administration, an Agency of the United States of America. II. Borrower's Representations, Warranties and Covenants. Effective upon Borrower's submission of its PPP Loan Application, and continuing until termination of the Credit Agreement and satisfaction of all obligations of Borrower thereunder, Borrower covenants, represents, and warrants to Lender the following: 1. Legal Status. Borrower, whether it is a corporation, partnership, limited liability company, sole proprietorship, or other type of business entity or organization, is in good standing and duly qualified to do business in each jurisdiction where Borrower conducts business and has the full power and authority to carry on Borrower’s business as presently conducted. 2. Authority to Enter into Credit Agreement. Borrower has full power and authority to enter into and perform all obligations under the Credit Agreement, and Borrower has been duly authorized to do so by all necessary organizational action. 3. No Conflict with Other Documents. Borrower's entering into and performing all obligations under the Credit Agreement are consistent with Borrower's governing documents, and do not and will not contravene any provision of or constitute a default under any indenture, mortgage, contract, or other instrument to which Borrower is a party or by which Borrower is bound. 4. Accurate Information. All information that Borrower has provided and will provide at any time in the future is and will be accurate, and the Borrower's authorized representative will certify the accuracy of such information on request. 5. Eligible Borrower and Loan Amount. Borrower represents that Borrower is an eligible recipient of the Loan under the CARES Act, the Economic Aid Act and all applicable PPP Rules. Borrower certifies that the Average Monthly Payroll amount and other information set forth in Borrower’s Application made in connection with the Loan is true and correct and calculated in accordance with CARES Act, the Economic Aid Act and all applicable PPP Rules. Borrower further represents that the Loan amount set forth in the Note is an amount determined by Borrower to be an amount that Borrower is eligible to receive pursuant to the CARES Act, the Economic Aid Act and all applicable PPP Rules. Borrower certifies that Borrower does not have an application for any type of a Paycheck Protection Program loan or for an increase in a prior Paycheck Protection Program loan allowed by the Economic Aid Act, pending with any other lender and has not received any such loan or increase, nor has the SBA issued a loan number for any such loan to Borrower. Borrower certifies that Borrower has not received a shuttered venue operator grant allowed by the Economic Aid Act, nor does Borrower have an application pending with the SBA for any such grant. Borrower acknowledges and agrees that all applicable PPP Rules 1 Zions Bancorporation, N.A. Member FDIC Version 2.15 DocuSign Envelope ID: A2D5535F-6368-4532-BB4E-EB976A6FB6C6 THIS IS A COPY The Authoritative Copy of this record is held at NA3.docusign.net COPY VIEW as such may be amended, apply to the Loan. Borrower agrees to deliver all certifications, documents, information and agreements the SBA or Lender may require in connection with the Paycheck Protection Program and Borrower agrees at Lender’s request to sign and deliver other documents that Lender may request in connection with the Loan. 6. Loan Governed by PPP Rules. Borrower agrees that the CARES Act, the Economic Aid Act, and all applicable PPP Rules, as such may be amended, apply to the Loan. Borrower agrees to deliver all certifications, documents, information and agreements the SBA or Lender may require in connection with the Paycheck Protection Program. Borrower further agrees to comply with the requirements of the PPP Rules. 7. Lender’s Reliance on Borrower’s Representations; Indemnifications. Borrower understands that Lender is relying without independent verification on Borrower’s certifications and representations made in connection with the Loan, Borrower’s sole determination that Borrower is eligible to receive the Loan, and the determination made solely by Borrower in the PPP Loan Application with respect to the Loan amount. Lender assumes no responsibility or liability for determining Borrower’s eligibility for the Loan, the Loan amount or the prospects for Loan forgiveness. If it is determined that Borrower is ineligible to receive the Loan, Borrower is not entitled to receive the Loan amount, or Borrower fails to follow the PPP Rules, Borrower and its owners may be subject to (a) penalties under the Paycheck Protection Program and (b) remedies available to Lender, and Borrower may not be entitled to forgiveness for some or all of the Loan with the resulting obligation of Borrower to repay the unforgiven Loan in full. Borrower hereby agrees to indemnify and hold Lender and its directors, officers, employees and representatives harmless from any and all losses, costs, penalties, obligations and liabilities incurred by Borrower as a result of the foregoing representations and assurances and all other representations and certifications made by Borrower with respect to the PPP Loan Application and the Loan Borrower further agrees that all such representations, warranties, covenants and indemnifications made by Borrower will survive the making of the Loan and shall be continuing in nature, and shall remain in full force and effect until such time as the Loan is forgiven or paid in full. 8. Purpose of Loan. Borrower agrees that the Loan shall only be used for purposes and in portions allowed by the Paycheck Protection Program, and applicable PPP Rules. 9. Additional Borrower Agreements. Borrower acknowledges and agrees that (a) if there is an Event of Default, the SBA may be required to pay Lender under the SBA guaranty, and the SBA may seek recovery on the Loan; (b) Borrower will keep books and records in compliance with the PPP Rules, and in a manner satisfactory to Lender and furnish financial statements as requested by Lender, allow Lender and the SBA to inspect and audit books, records and papers relating to Borrower’s financial or business condition; and (c) Borrower will not, without Lender’s consent, change its name, change or allow a change of its ownership structure, make any distribution or sale of company assets or transfer (including pledging) or dispose of any assets, except in the ordinary course of business. 10. Further Assistance. At the Lender's request, Borrower shall deliver, in a form acceptable to the Lender, any legal documents, financial statements or information as may be required by Lender. The Borrower shall also promptly notify the Lender of any significant change in its business or other development that has or may have a materially adverse effect on Borrower's business or financial affairs. III. Deviations in Borrower’s Name. Borrower hereby acknowledges that if a typographical error exists in Borrower’s name, including but not limited to, missing the words limited liability company, LLC, corporation, incorporated, Inc., or Corp., or the name corporation or incorporated are abbreviated, or the name is missing a period or comma after a letter or word, or an apostrophe in the name is missing, or there is some other deviation in Borrower’s name, Borrower agrees that all references to Borrower in this Agreement, the Note and the Loan Documents shall mean the Borrower as such name may appear on the records of the department where entities are registered in the State or Jurisdiction of Borrower’s organization. Borrower further waives any defenses against enforceability of this Agreement, the Note and the Loan Documents based on any deviation in Borrower’s name with the records of the state of organization and Borrower agrees that this Agreement, the Note and Loan Documents bind Borrower regardless of any such deviation of Borrower’s name and that all of the debts, obligations, liabilities, matured or unmatured, undisputed or disputed, and regardless of how evidenced (whether by loan agreement, promissory note, other loan document, deposit agreement, operation of law, or otherwise), are the debts, obligations and liabilities of the Borrower. Borrower agrees to pay and perform the debts, obligations and liabilities as set forth in this Agreement, the Note and Loan Documents pursuant to the same terms and conditions, and at the times and in the manner, as if they had been originally made, executed, delivered or incurred by and in the name of Borrower as Borrower’s name appears on the records of the State of Borrower’s organization. This Agreement, the Note, and Loan Documents are hereby amended to reflect the foregoing. IV. Loan Advance Conditions. As a condition precedent to loan approval and the initial Advance on the Loan, Lender may require, in its sole and absolute discretion, (i) that Lender obtain a loan number from the SBA, (ii) that Borrower shall not have another application for a loan allowed by the CARES Act or Economic Aid Act (except for a First Draw Loan made prior to the enactment of the Economic Aid Act, if this Loan is a Second Draw Loan) pending with the SBA or another lender, (if Lender determines that another loan number has been issued by the SBA, Lender may exercise all default remedies, including but not 2 Zions Bancorporation, N.A. Member FDIC Version 2.15 DocuSign Envelope ID: A2D5535F-6368-4532-BB4E-EB976A6FB6C6 THIS IS A COPY The Authoritative Copy of this record is held at NA3.docusign.net COPY VIEW limited to the right of offset), (iii) that Borrower execute and deliver to Lender the PPP Loan Application, the Note, the Credit Agreement, the Business Lending Resolutions, or any other agreement, document, or instrument, Lender may require, (iv) that Borrower shall have provided to Lender Borrower’s DDA account number in which the Loan is to be deposited and all other documents Lender may require in connection with the DDA account, (v) that Borrower not be in default under any term of this Agreement or the Loan Documents, and (vi) that all representations and certifications made in connection with the Loan are true and correct. V. Affirmative Covenants. Borrower covenants and agrees that so long as this Agreement remains in effect, Borrower will: (a) perform and comply, in a timely manner all terms, conditions, and provisions set forth in the Loan Documents or required by the PPP Rules. Borrower shall notify Lender immediately in writing of any default in connection with any the Loan Documents or the PPP Rules; (b) comply with all laws, ordinances, and regulations, now or hereafter in effect with respect to Borrower’s business operations; (c) provide written notice to Lender of any change in executive and management personnel; (d) make, execute and deliver to Lender such promissory notes, financing statements, instruments, documents and other agreements as Lender or its attorneys may reasonably request to evidence the Loan. VI. Negative Covenants. Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not, without the prior written consent of Lender: cease operations, liquidate, merge or restructure as a legal entity, consolidate with or acquire any other entity, change its name, convert to another type of entity or dissolve. VII. Right of Setoff. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Indebtedness against any and all such accounts. VIII. Recovery of Additional Costs. To the extent allowed by applicable law, if the imposition of or any change in any law, rule, regulation, guideline, or generally accepted accounting principle, or the interpretation or application of any thereof by any court, administrative or governmental authority, or standard-setting organization (including any request or policy not having the force of law) shall impose, modify or make applicable any taxes (except federal, state or local income or franchise taxes imposed on Lender), reserve requirements, capital adequacy requirements or other obligations which would (A) increase the cost to Lender for extending or maintaining the credit facilities to which this Agreement relates, (B) reduce the amounts payable to Lender under this Agreement or the Loan Documents, or (C) reduce the rate of return on Lender's capital as a consequence of Lender's obligations with respect to the credit facilities to which this Agreement relates, then Borrower agrees to pay Lender such additional amounts as will compensate Lender therefor, within five (5) days after Lender's written demand for such payment, which demand shall be accompanied by an explanation of such imposition or charge and a calculation in reasonable detail of the additional amounts payable by Borrower, which explanation and calculations shall be conclusive in the absence of manifest error. IX. Default. The Loan shall be in default if Borrower does not make a payment when due under the Loan, or if Borrower: A. Borrower fails to do anything required by the Note and other Loan Documents B. Defaults on any other loan or agreement with Lender; C. Does not disclose, or anyone acting on their behalf does not disclose, any material fact to Lender or the SBA; D. Makes, or anyone acting on their behalf makes, a materially false or misleading representation to Lender of the SBA; E. Defaults on any loan or agreement with another creditor, if Lender believes the default may materially affect Borrower’s ability to pay the Note; F. Fails to pay any taxes when due; G. Becomes the subject of a proceeding under any bankruptcy or insolvency law; H. Has a receiver or liquidator appointed for any part of their business or property; I. Is dissolved or any other termination of Borrower’s existence or the death of Borrower if Borrower is an individual, or the death of the sole owner of Borrower or the death of an owner of more than 20% of the equity interest of Borrower; J. Makes an assignment for the benefit of creditors; K. Has any adverse change in financial condition or business operation that Lender believes may materially affect Borrower’s ability to pay the Note; L. Reorganizes, merges, consolidates, or otherwise changes any ownership of the equity interests in Borrower or changes the business structure without Lender’s prior written consent; M. Becomes the subject of a civil or criminal action that Lender believes may materially affect Borrower’s ability to pay the Note; or N. Borrower is determined to be ineligible for this Paycheck Protection Program loan or otherwise fails to follow the PPP Rules. 3 Zions Bancorporation, N.A. Member FDIC Version 2.15 DocuSign Envelope ID: A2D5535F-6368-4532-BB4E-EB976A6FB6C6 THIS IS A COPY The Authoritative Copy of this record is held at NA3.docusign.net COPY VIEW

X. Lender’s Rights if There is a Default. Without notice or demand and without giving up any of its rights, Lender may: A. Require immediate payment of all amounts owing under the Note; B. Collect all amounts owing from any Borrower; C. File suite and obtain judgment; and/or D. Pursue all other remedies allowed by applicable law. Except as may be prohibited by law, all of Lender’s rights and remedies shall be cumulative and may be exercised singularly or concurrently. Lender’s pursuit of any remedy shall not exclude pursuit of any other remedy. XI. Lender’s General Powers. Without notice and without Borrower’s consent, Lender may take any or all of the following actions: A. Incur expenses to collect amounts due under the Note, enforce the terms of the Note or any other Loan Documents. Among other things, the expenses may include payments for reasonable attorney’s fees and costs. If Lender incurs such expenses, it may demand immediate repayment from Borrower or add the expense to the principal balance of the Loan; B. Release anyone obligated to pay the Note; and C. Take any action necessary to collect amounts owning on the Note. XII. When Federal Law Applies. When the SBA is the holder of the Note, this Agreement will be interpreted and enforced under federal law, including SBA regulations. Lender or the SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, the SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Agreement, Borrower may not claim or assert against the SBA any local or state law to deny any obligation, defeat any claim of the SBA, or preempt federal law. XIII. Dispute Resolution. DISPUTE RESOLUTION PROVISION. This Dispute Resolution Provision contains a jury waiver, a class action waiver, and an arbitration clause (or judicial reference agreement, as applicable), set out in four Sections. READ IT CAREFULLY. Notwithstanding anything to the contrary herein, the parties acknowledge and agree that the Dispute Resolution Provision contained herein is not enforceable at any time that the SBA is the holder of the Note which evidences the Loan. SECTION 1. GENERAL PROVISIONS GOVERNING ALL DISPUTES. 1.1 PRIOR DISPUTE RESOLUTION AGREEMENTS SUPERSEDED. This Dispute Resolution Provision shall supersede and replace any prior “Jury Waiver,” “Judicial Reference,” “Class Action Waiver,” “Arbitration,” “Dispute Resolution,” or similar alternative dispute agreement or provision between or among the parties. 1.2 “DISPUTE” DEFINED. As used herein, the word “Dispute” includes, without limitation, any claim by either party against the other party related to this Agreement, any other Loan Document, and the Loan evidenced hereby. In addition, “Dispute” also includes any claim by either party against the other party regarding any other agreement or business relationship between any of them, whether or not related to the Loan or other subject matter of this Agreement. “Dispute” includes, but is not limited to, matters arising from or relating to a deposit account, an application for or denial of credit, warranties and representations made by a party, the adequacy of a party’s disclosures, enforcement of any and all of the obligations a party hereto may have to another party, compliance with applicable laws and/or regulations, performance or services provided under any agreement by a party, including without limitation disputes based on or arising from any alleged tort or matters involving the employees, officers, agents, affiliates, or assigns of a party hereto. If a third party is a party to a Dispute (such as a credit reporting agency, merchant accepting a credit card, junior lienholder or title company), each party hereto agrees to consent to including that third party in any arbitration or judicial reference proceeding for resolving the Dispute with that party. 1.3 JURY TRIAL WAIVER. Each party waives their respective rights to a trial before a jury in connection with any Dispute, and all Disputes shall be resolved by a judge sitting without a jury. If a court determines that this jury trial waiver is not enforceable for any reason, then at any time prior to trial of the Dispute, but not later than 30 days after entry of the order determining this provision is unenforceable, any party shall be entitled to move the court for an order, as applicable: (A) compelling arbitration and staying or dismissing such litigation pending arbitration (“Arbitration Order”) under Section 2 hereof, or (B) staying such litigation and compelling judicial reference under Section 3 hereof. 1.4 CLASS ACTION WAIVER. If permitted by applicable law, each party waives the right to litigate in court or an arbitration proceeding any Dispute as a class action, either as a member of a class or as a representative, or to act as a private attorney general. 4 Zions Bancorporation, N.A. Member FDIC Version 2.15 DocuSign Envelope ID: A2D5535F-6368-4532-BB4E-EB976A6FB6C6 THIS IS A COPY The Authoritative Copy of this record is held at NA3.docusign.net COPY VIEW

1.5 SURVIVAL. This Dispute Resolution Provision shall survive any termination, amendment or expiration of this Agreement, or any other relationship between the parties. SECTION 2. ARBITRATION IF JURY WAIVER UNENFORCEABLE (EXCEPT CALIFORNIA). If (but only if) a state or federal court located outside the state of California determines for any reason that the jury trial waiver in this Dispute Resolution Provision is not enforceable with respect to a Dispute, then any party hereto may require that said Dispute be resolved by binding arbitration pursuant to this Section 2 before a single arbitrator. An arbitrator shall have no authority to determine matters (i) regarding the validity, enforceability, meaning, or scope of this Dispute Resolution Provision, or (ii) class action claims brought by either party as a class representative on behalf of others and claims by a class representative on either party’s behalf as a class member, which matters may be determined only by a court without a jury. By agreeing to arbitrate a Dispute, each party gives up any right that party may have to a jury trial, as well as other rights that party would have in court that are not available or are more limited in arbitration, such as the rights to discovery and to appeal. Arbitration shall be commenced by filing a petition with, and in accordance with the applicable arbitration rules of, National Arbitration Forum (“NAF”) or Judicial Arbitration and Mediation Service, Inc. (“JAMS”) (“Administrator”) as selected by the initiating party. However, if the parties agree, arbitration may be commenced by appointment of a licensed attorney who is selected by the parties and who agrees to conduct the arbitration without an Administrator. If NAF and JAMS both decline to administer arbitration of the Dispute, and if the parties are unable to mutually agree upon a licensed attorney to act as arbitrator with an Administrator, then either party may file a lawsuit (in a court of appropriate venue outside the state of California) and move for an Arbitration Order. The arbitrator, howsoever appointed, shall have expertise in the subject matter of the Dispute. Venue for the arbitration proceeding shall be at a location determined by mutual agreement of the parties or, if no agreement, in the city and state where Lender or Lender is headquartered. The arbitrator shall apply the law of the state specified in the agreement giving rise to the Dispute. After entry of an Arbitration Order, the non-moving party shall commence arbitration. The moving party shall, at its discretion, also be entitled to commence arbitration but is under no obligation to do so, and the moving party shall not in any way be adversely prejudiced by electing not to commence arbitration. The arbitrator: (i) will hear and rule on appropriate dispositive motions for judgment on the pleadings, for failure to state a claim, or for full or partial summary judgment; (ii) will render a decision and any award applying applicable law; (iii) will give effect to any limitations period in determining any Dispute or defense; (iv) shall enforce the doctrines of compulsory counterclaim, res judicata, and collateral estoppel, if applicable; (v) with regard to motions and the arbitration hearing, shall apply rules of evidence governing civil cases; and (vi) will apply the law of the state specified in the agreement giving rise to the Dispute. Filing of a petition for arbitration shall not prevent any party from (i) seeking and obtaining from a court of competent jurisdiction (notwithstanding ongoing arbitration) provisional or ancillary remedies including but not limited to injunctive relief, property preservation orders, foreclosure, eviction, attachment, replevin, garnishment, and/or the appointment of a receiver, (ii) pursuing non-judicial foreclosure, or (iii) availing itself of any self-help remedies such as setoff and repossession. The exercise of such rights shall not constitute a waiver of the right to submit any Dispute to arbitration. Judgment upon an arbitration award may be entered in any court having jurisdiction except that, if the arbitration award exceeds $4,000,000, any party shall be entitled to a de novo appeal of the award before a panel of three arbitrators. To allow for such appeal, if the award (including Administrator, arbitrator, and attorney’s fees and costs) exceeds $4,000,000, the arbitrator will issue a written, reasoned decision supporting the award, including a statement of authority and its application to the Dispute. A request for de novo appeal must be filed with the arbitrator within 30 days following the date of the arbitration award; if such a request is not made within that time period, the arbitration decision shall become final and binding. On appeal, the arbitrators shall review the award de novo, meaning that they shall reach their own findings of fact and conclusions of law rather than deferring in any manner to the original arbitrator. Appeal of an arbitration award shall be pursuant to the rules of the Administrator or, if the Administrator has no such rules, then the JAMS arbitration appellate rules shall apply. Arbitration under this provision concerns a transaction involving interstate commerce and shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1 et seq. If the terms of this Section 2 vary from the Administrator’s rules, this Section 2 shall control. SECTION 3. JUDICIAL REFERENCE IF JURY WAIVER UNENFORCEABLE (CALIFORNIA ONLY). If (but only if) a Dispute is filed in a state or federal court located within the state of California, and said court determines for any reason that the jury trial waiver in this Dispute Resolution Provision is not enforceable with respect to that Dispute, then any party hereto may require that Dispute be resolved by judicial reference in accordance with California Code of Civil Procedure, Sections 638, et seq., including without limitation whether the Dispute is subject to a judicial reference proceeding. By agreeing to resolve Disputes by judicial reference, each party is giving up any right that party may have to a jury trial. The referee shall be a retired judge, agreed upon by the parties, from either the American Arbitration Association (AAA) or Judicial Arbitration and Mediation Service, Inc. (JAMS). If the parties cannot agree on the referee, the party who initially selected the reference procedure shall request a panel of ten retired judges from either AAA or JAMS, and the court shall select the referee from that panel. (If AAA and JAMS are unavailable to provide this service, the court may select a referee by such other procedures as are used by that court.) The referee shall be appointed to sit with all of the powers provided by law, including the power to hear and determine any or all of the issues in the 5 Zions Bancorporation, N.A. Member FDIC Version 2.15 DocuSign Envelope ID: A2D5535F-6368-4532-BB4E-EB976A6FB6C6 THIS IS A COPY The Authoritative Copy of this record is held at NA3.docusign.net COPY VIEW proceeding, whether of fact or of law, and to report a statement of decision. The parties agree that time is of the essence in conducting the judicial reference proceeding set forth herein. The costs of the judicial reference proceeding, including the fee for the court reporter, shall be borne equally by the parties as the costs are incurred, unless otherwise awarded by the referee. The referee shall hear all pre-trial and post-trial matters (including without limitation requests for equitable relief), prepare a statement of decision with written findings of fact and conclusions of law, and apportion costs as appropriate. The referee shall be empowered to enter equitable relief as well as legal relief, provide all temporary or provisional remedies, enter equitable orders that are binding on the parties and rule on any motion that would be authorized in a trial, including without limitation motions for summary adjudication. Only for this Section 3, “Dispute” includes matters regarding the validity, enforceability, meaning, or scope of this Section, and (ii) class action claims brought by either party as a class representative on behalf of others and claims by a class representative on either party’s behalf as a class member. Judgment upon the award shall be entered in the court in which such proceeding was commenced and all parties shall have full rights of appeal. This provision will not be deemed to limit or constrain Lender or Lender’s right of offset, to obtain provisional or ancillary remedies, to interplead funds in the event of a dispute, to exercise any security interest or lien Lender or Lender may hold in property or to comply with legal process involving accounts or other property held by Lender or Lender. Nothing herein shall preclude a party from moving (prior to the court ordering judicial reference) to dismiss, stay or transfer the suit to a forum outside California on grounds that California is an improper, inconvenient or less suitable venue. If such motion is granted, this Section 3 shall not apply to any proceedings in the new forum. This Section 3 may be invoked only with regard to Disputes filed in state or federal courts located in the State of California. In no event shall the provisions in this Section 3 diminish the force or effect of any venue selection or jurisdiction provision in this Agreement or any other Loan Document. SECTION 4. RELIANCE. Each party (i) certifies that no one has represented to such party that the other party would not seek to enforce a jury waiver, class action waiver, arbitration provision or judicial reference provision in the event of suit, and (ii) acknowledges that it and the other party have been induced to enter into this Agreement by, among other things, material reliance upon the mutual waivers, agreements, and certifications in the four Sections of this DISPUTE RESOLUTION PROVISION. XIV. Consent to Jurisdiction and Governing Law. Borrower hereby submits to the jurisdiction of the courts in the county and state where Lender’s Division making the Loan is located in any action or lawsuit to enforce this Agreement or the other Loan Documents. The Loan will be governed by federal law applicable to Lender and, to the extent not preempted by federal law or otherwise required by this Agreement, the laws of the state in which Lender’s Division making the Loan is located, which shall be applied without regard to its conflicts of law provisions. XV. Loan Forgiveness Under the Paycheck Protection Program. Loan forgiveness of any portion of the Loan shall be the sole responsibility of Borrower and shall be subject to all requirements of the CARES Act, the Economic Aid Act, and the PPP Rules. If the SBA determines a borrower is ineligible for the Paycheck Protection Program loan, Borrower will not be entitled to loan forgiveness. Borrower must apply for loan forgiveness on such forms as the SBA and Lender may require at the time forgiveness is sought. Other documents may be required by the SBA or Lender. Borrower’s loan forgiveness may be reduced for reasons set forth in the CARES Act, the Economic Aid Act, and the PPP Rules. Borrower agrees that Lender is not responsible for Borrower’s failure to seek properly or receive loan forgiveness, and Borrower hereby agrees to indemnify and hold Lender and its directors, officers, employees and representatives harmless from any and all losses, costs, penalties, obligations and liabilities incurred by Borrower as a result of Borrower’s failure to receive loan forgiveness in any amount. XVI. Online Lender Payments. From time to time, Lender may (but shall not be required to) permit loan payments to be requested or drawn through its online Lender website. Whether online payments are permitted, and Lender’s applicable terms and restrictions if such advances are permitted, will be reflected in the features available online when a user logs into the online Lender website. Lender may impose and change limitations on making online loan payments, such as minimum or maximum payment amounts, the types of accounts from which loan payments may be made, and the types of payments that may be made online (i.e. ordinary installment payments, principal-only payments, or other types of payments). XVII. Automatic Payments. If Borrower checked the box on its PPP Loan Application requesting automatic payments or Borrower has otherwise requested automatic payments, and the Lender accepts Borrower's request, then in the event any portion of the Loan is not forgiven after the Deferment Period (as defined in the Note) is over, then each month thereafter, the Lender will automatically debit the payment from the Deposit Account. The automatic payments will be debited from the Deposit Account and applied to the Loan on the payment due date set forth in the monthly statement. Automatic payments will be for the monthly principal and interest payment set forth in the Note after taking into account loan forgiveness granted by the SBA, if any. If Borrower wishes to pay more than this monthly payment amount, then Borrower will need to pay that additional amount separately. NOTE: If on the payment due date the Deposit Account does not contain sufficient funds to cover an automatic payment for the required monthly payment amount, then the amount of the automatic payment made on the due date will be the amount of the funds actually in the Deposit Account on that day (the automatic payment system will not overdraft the Deposit Account in order to make the payment amount due on the Loan), which could result in late payment fees and other charges and a Loan default. The automatic payment system will then check Borrower's designated Deposit Account daily and continue to debit that account until the full monthly payment amount 6 Zions Bancorporation, N.A. Member FDIC Version 2.15 DocuSign Envelope ID: A2D5535F-6368-4532-BB4E-EB976A6FB6C6 THIS IS A COPY The Authoritative Copy of this record is held at NA3.docusign.net COPY VIEW has been reached; however, at any time, Lender may cease checking Borrower’s Deposit Account and cease the Automatic payments and exercise any default remedy allowed by the law and Loan Documents. XVIII. Returned Payment Fee. If any check or other instrument submitted as payment on Borrower's Loan is dishonored or must be returned because it cannot be processed, there will be a returned payment charge of $20, in addition to any fee charged by the Deposit Agreement. XIX. Negative Credit Report. Borrower is hereby notified that a negative credit report reflecting on Borrower's credit record may be submitted to a credit reporting agency if Borrower fails to fulfill the terms of the Credit Agreement. XX. Beneficial Ownership. Borrower agrees to promptly notify Lender (A) of any change in direct or indirect ownership interests in the Borrower as reported in any beneficial ownership certification provided to Lender in connection with the Loan or opening of the Deposit Account (the “Certification”), or (B) if the individual with significant managerial responsibility identified in the Certification ceases to have that responsibility or if the information reported about that individual changes. Borrower hereby agrees to provide such information and documentation as Lender may request during the term of the Loan to confirm or update the continued accuracy of the any information provided in connection with the foregoing. XXI. Notices and Change of Address. The Borrower agrees to notify the Lender promptly in writing or in person at any Lender office if Borrower changes its business address, mailing address or email address. Unless otherwise provided by law, any notice required to be given under the Loan Documents, allowed by the PPP Rules, or required by law shall be given in writing, and shall be effective when actually delivered in accordance with the law or with this Agreement, when actually received by email or telefacsimile (unless otherwise required by law), directed to, the email address provided in the PPP Loan Application, or by text to the mobile number of the authorized signer provided in the PPP Loan Application, or when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower's current address and current email address. Until Borrower notifies the Lender of updated information, the Lender can send statements, notices, and other communications to the name and address in the Lender’s records, and they will be deemed effectively delivered for all purposes. If Borrower’s email or mailing address appears to no longer be valid (e.g., mail is returned undelivered), Borrower agrees that the Lender can suspend emailing or mailing Borrower’s statements, notices, and other communications until a valid address is received from the Borrower. XXII. Waiver of Claims. Borrower (i) represents that Borrower and Borrower's affiliates have no defenses to or setoffs against any Indebtedness or other obligations owing to Lender or its affiliates (the "Obligations"), nor claims against Lender or its affiliates for any matter whatsoever, related or unrelated to the Obligations, and (ii) release Lender and its affiliates from all claims, causes of action, and costs, in law or equity, existing as of the date of this Agreement which Borrower has or may have by reason of any matter of any conceivable kind or character whatsoever, related or unrelated to the Obligations, including the subject matter of this Agreement. The foregoing release does not apply, however, to claims for future performance of express contractual obligations that mature after the date hereof that are owing to Borrower by Lender or its affiliates. XXIII. NOTICE OF FINAL AGREEMENT. THIS DOCUMENT AND ALL OTHER DOCUMENTS RELATING TO THE LOAN CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THE LOAN. XXIV. Electronic Delivery of Documents. In the event that Texas law applies, (a) The provisions of this section shall be applicable in the event that Borrower delivers any financial statements of Borrower, or any other person or entity (“Financial Statements’) or any other documents or information regarding Borrower or any other person or entity to Lender pursuant to this Agreement, collectively, the (“Financial Information”) in electronic form (by “email”); (b) The financial Information delivered in electronic form shall, for all purposes, be the same as if, and shall have the same validity, force and effect as if, such Financial Information had been delivered in paper or other tangible form. Each item of Financial Information delivered in electronic form shall be deemed to have been originally signed by Borrower for all purposes (including all purposes and interpretations of federal and state law), whether or not there is an electronic name or signature of Borrower thereon, and Borrower waives any right it may have to claim that the electronic documents are not original documents or valid documents; (c) Borrower shall deliver 7 Zions Bancorporation, N.A. Member FDIC Version 2.15 DocuSign Envelope ID: A2D5535F-6368-4532-BB4E-EB976A6FB6C6 THIS IS A COPY The Authoritative Copy of this record is held at NA3.docusign.net COPY VIEW

DocuSign Envelope ID: A2D5535F-6368-4532-BB4E-EB976A6FB6C6

THIS IS A COPY
The Authoritative Copy of this record is held at NA3.docusign.net

Financial Information to lender in, and only in, a format that Lender may both retain in its own records (i.e., save as a file on its own system) and print. In the event that at any time, under the electronic format then currently used by Lender, Lender is unable to save or print Financial Information delivered in electronic form, Borrower shall no longer be permitted to deliver Financial Information in electronic form'; (d) This section constitutes an agreement between the parties to conduct transactions by electronic means pursuant to the Texas Uniform Electronic Transactions Act, Chapter 43, Texas Business & Commerce Code (the "Act"), and the provisions of the Act shall be applicable to the delivery of Financial Information by Borrower to Lender in electronic form.

XXV. Originally Executed Documents. This Agreement may be signed and transmitted by electronic mail of a .PDF document or other electronic format and thereafter maintained in imaged or electronic form, and that such imaged or electronic record shall be valid and effective to bind the party so signing as a paper copy bearing such party's hand-written signature. Borrower and Lender further agree that the signatures appearing on this Agreement (whether in imaged or other electronic format) shall be treated, for purpose of validity, enforceability and admissibility, the same as hand-written signatures.

XXVI. Interpretation; Effect; Changes to the Credit Agreement

1. Duration. The Credit Agreement shall remain in full force and effect until all amounts owing on its Loan are paid in full.
2. Headings. The headings used in the Credit Agreement are for convenience only and shall have no bearing on the interpretation of the Credit Agreement.
3. Monetary Denomination. All monetary figures on Borrower's Loan and in the Credit Agreement are and shall be denominated in United States Dollars.
4. Changing the Credit Agreement. Borrower agrees that the Lender may change the terms of the Credit Agreement at any time upon written notice to Borrower. The Lender will notify Borrower of any such change as required by applicable law.
5. Severability. The provisions of the Credit Agreement are severable to the extent that any provision hereof held to be prohibited or unenforceable in any jurisdiction shall not invalidate the remainder of the Credit Agreement in that jurisdiction and shall be fully enforceable in any other jurisdiction not expressly prohibiting such provision.
6. Delay in Enforcement. The Lender may exercise its rights under the Credit Agreement immediately, or, at the Lender's sole discretion, may decline to enforce or delay in enforcing any such rights without losing, waiving, or impairing them.
7. Assignment and Binding Effect. Borrower may not sell, assign, or transfer the Credit Agreement or the Loan or any portion thereof without the express prior written consent of the Lender. The Lender may sell, assign, or transfer the Credit Agreement or Loan or any portion thereof without notice to Borrower. Subject to the foregoing, the Credit Agreement shall be binding upon the heirs, representatives, successors, and assigns of the parties hereto.
8. The Loan Documents shall be automatically amended to the extent necessary to reflect any mandatory changes to the terms of the Loan pursuant to subsequent law or regulation.

COPY VIEW

BORROWER'S NAME AND SIGNATURE:

By signing below, Borrower acknowledges having read and understood the provisions of this Credit Agreement and agree to its terms.

Business Entity Borrower Name:	Phoenix Cars, LLC			
Authorized Officer:	**Signature by:**	Rolando Cortez	Date:	1/21/2021
	Printed Name	Rolando Cortez	Title:	Authorized Officer of Borrower

Zions Bancorporation, N.A. Member FDIC 8 Version 2.15

Certificate Of Completion

Envelope Id: A2D5535F63684532BB4EEB976A6FB6C6		Status: Completed
Subject: Paycheck Protection Program Application Review and Signature		
Source Envelope:		
Document Pages: 26	Signatures: 5	Envelope Originator:
Certificate Pages: 12	Initials: 23	Michael Hulme
AutoNav: Enabled		One South Main Street, SLC, UT 84133
EnvelopeId Stamping: Enabled		Salt Lake City, UT 84133
Time Zone: (UTC-07:00) Mountain Time (US & Canada)		Michael.Hulme@calbt.com
		IP Address: 13.110.6.8

Record Tracking

Status: Original 1/21/2021 1:22:21 PM	Holder: Michael Hulme Michael.Hulme@calbt.com	Location: DocuSign
Status: Authoritative Copy (1 of 1 documents) 1/21/2021 1:35:35 PM	Holder: Michael Hulme Michael.Hulme@calbt.com	Location: DocuSign

Signer Events	Signature	Timestamp
Rolando Cortez rolandoc@phoenixmotorcars.com Security Level: Email, Account Authentication (None), Authentication	DocuSigned by: Rolando Cortez F046B0470437409... Signature Adoption: Pre-selected Style Using IP Address: 65.60.76.74	Sent: 1/21/2021 1:22:57 PM Viewed: 1/21/2021 1:24:25 PM Signed: 1/21/2021 1:35:31 PM

Authentication Details
SMS Auth:
Transaction: 25DC9A77960412049195E1A795CA418E
Result: passed
Vendor ID: TeleSign
Type: SMSAuth
Performed: 1/21/2021 1:24:03 PM
Phone: +1 909-287-9660

Electronic Record and Signature Disclosure:
Accepted: 1/21/2021 1:24:25 PM
ID: f3e3c1e3-c0ae-4c6c-9f64-59177a4fff9b

In Person Signer Events	Signature	Timestamp

Editor Delivery Events	Status	Timestamp

Agent Delivery Events	Status	Timestamp

Intermediary Delivery Events	Status	Timestamp

Certified Delivery Events	Status	Timestamp

Carbon Copy Events	Status	Timestamp

Witness Events	Signature	Timestamp

Notary Events	Signature	Timestamp

Envelope Summary Events	Status	Timestamps
Envelope Sent	Hashed/Encrypted	1/21/2021 1:22:57 PM
Certified Delivered	Security Checked	1/21/2021 1:24:25 PM
Signing Complete	Security Checked	1/21/2021 1:35:31 PM

Envelope Summary Events Status Timestamps Completed Security Checked 1/21/2021 1:35:31 PM Payment Events Status Timestamps Electronic Record and Signature Disclosure

E-Sign Consent for Execution and Delivery of Electronic Documents

(Personal Financial Statement, Card Account, Loan Account, Deposit Account, Online Banking)

This E-Sign Consent for Execution and Delivery of Electronic Documents (“Consent”) applies to all electronic records for Personal Financial Statement (“PFS”) and disclosures, agreements or applications for deposit, lending, card and online banking products and services (“Services”). Specifically, if you would like to get or give a PFS and/or obtain one or more Services by electronic means, then we first need to obtain your consent. More specifically, we need to obtain your consent in order: (i) for you to provide either or both your electronic agreement or signature to one or more electronic agreements; and (ii) for us to deliver information to you in electronic rather than in paper form.

If you would like to provide your consent, then please read through this Consent and check the applicable check box indicating consent to this Consent. By consenting, you are agreeing and acknowledging: (i) to the terms and conditions of this Consent; (ii) that electronic execution and/or delivery, electronic communications, and electronic records shall have the same effect and authority as if hand signed by you and/or delivered in paper; and (iii) that electronic signatures shall have the same effect and authority as those hand-signed by the named signer.

Also, by providing your consent to this Consent, you confirm, represent and warrant to us that you have: (i) the system requirements described below; (ii) verified your hardware and software meets our system requirements; and (iii) the ability to access, view and print or electronically save (including taking screenshots) electronically executed and/or delivered Electronic Documents, which may include the format of HTML or PDF.

If you do not want to provide your consent, then do not check the applicable check box indicating consent to this Consent. However, if you would like to still get or give a PFS and/or obtain one or more Services but through non-electronic means, then contact us in the applicable manner as set forth below under the heading, “Requesting Paper Copies.”

Please Note: The consequences of not agreeing to this Consent and proceeding with paper delivery and execution of the applicable documents will be that transactions may take a longer time to process. Also, if you are a commercial card customer, then you will be required to execute an amendment to the Commercial Card Master Agreement.

Definitions. For purposes of this Consent, the following terms shall have the meanings set forth below:

“Account” means a deposit account, loan account or other account at the Bank which you have enrolled in one of more of the following: the eStatements service, the eNotices service, and/or the eTax Documents service.

“Bank,” “we,” “our” and other similar terms refers to Zions Bancorporation, N.A., including any Division.

“Division” refers to any one of the following divisions with trade names that the Bank operates through: (i) Amegy Bank; (ii) California Bank & Trust; (iii) The Commerce Bank of Oregon (“CBO”); (iv) The Commerce Bank of Washington (“CBW”); (v) National Bank of Arizona; (vi) Nevada State Bank; (vii) Vectra Bank Colorado; and (viii) Zions Bank.

“DocuSign” refers to the Bank’s third-party service provider, DocuSign Inc., who provides a platform for the Bank to deliver Electronic Documents to you and for you to provide your electronic signature on Electronic Documents through the DocuSign® electronic signature system.

“eCommunication” can be any periodic statement, notice, disclosure, agreement, fee schedule, transaction or event record, invoice, response to claim or other communication (collectively “information”) regarding your enrolled Account that the Bank chooses to provide by eStatement or eNotice instead of paper. “eCommunication” also includes eTax Documents that we make available for eligible Accounts. An eCommunication is viewed by logging into online banking or mobile banking. eCommunications may contain information that the Bank is required by law to give you, or information that the Bank chooses to give you.

“eNotice” means any eCommunication that is not an eStatement or eTax Documents. (Please note that “eNotice” includes any statement of transactions or balances in a loan account and is deemed an “e-Notice” rather than an “eStatement.”)

“eStatement” means an electronic version of the paper periodic statement of debits, credits and balances that the Bank mails to you for a deposit account that is not enrolled in the eStatements service. “eStatement” also includes notices, disclosures and other information that would be printed on the paper periodic statement or enclosed with a mailed paper periodic statement.

“eTax Document” means any IRS tax reporting form that the Bank makes available for electronic delivery for an eligible Account. The Bank may from time to time, in its discretion, add or delete which IRS forms are included as eTax Documents in the Service.

“Electronic Documents” refers to any information that we give in electronic form pursuant to this Consent, and as described below under the heading entitled, “Scope.” For example, this Consent is an “Electronic Document.” Also, “Electronic Documents” include any communication that you give us in connection with an Electronic Document. For example, if you file a claim, which we may require to be in written form rather than in electronic form, that your deposit account statement reflects an unauthorized electronic funds transfer from your deposit account, and you then send us an electronic email response in connection with that claim, the email you sent is an “Electronic Document.”

“Mobile Device” refers to any portable computing device that meets the system requirements set forth in this Consent, such as a smartphone or tablet. For purposes of mobile banking, “Mobile Device” means a cellular telephone, tablet or similar wireless communication device: (i) that is installed with mobile banking software that is permitted by us; or (ii) that can conduct mobile banking transactions by using other protocols we may choose to permit (e.g., Wireless Application Protocol (WAP) or text (SMS) messaging).

“you,” “your” and other similar terms refers to the person, in both his or her individual capacity and agency capacity, if applicable, giving consent to this Consent, and also each additional account owner or authorized principal of the business, Authorized Agent, Authorized Representative, Authorized User, user who has been granted Access Credentials, and user identified on any Bank product you enroll or apply for, use or access that is subject to an agreement or disclosure described in this Consent.

Scope. The scope of your consent for current and future delivery of Electronic Documents covers this Consent and the Electronic Documents listed below for each Service you have requested. Specifically, if you consent, then you are giving consent for the Bank to provide, if it decides to do so, and for you to electronically agree to and/or electronically receive the following Electronic Documents:

For consumer lending:

1.	Personal Financial Statement;

2.	Consumer Credit Application Addendum (only available at CBO and CBW);

3.	Home Equity Credit Line Early Disclosure;

4.	Disclosure of Right to Copy of an Appraisal or Right to Appraisal, as applicable;

5.	Fair Lending Notice;

6.	Notice Concerning Extensions of Credit;

7.	California Fair Lending Notice;

8.	When Your Home is on the Line Disclosure (also known as, “What you Should Know about Home Equity Lines of Credit”);

9.	Home Ownership Counseling Disclosure (also known as, “List of homeownership counseling organizations”);

10.	Check Reserve Overdraft Line Application or Check Reserve Overdraft Protection Application or Reddi-Reserve Overdraft Line Application or Credit Reserve Application or Money Reserve-Overdraft Line Application or Overdraft Line of Credit Application;

11.	Check Reserve Disclosure; and

12.	Check Reserve Agreement.

For business lending:

1.	Personal Financial Statement;

2.	Paycheck Protection Program Borrower Application Form;

3.	Paycheck Protection Program Loan Application and Agreement;

4.	Paycheck Protection Program PPP Loan Forgiveness Application (or similar SBA form);

5.	Promissory Note;

6.	Credit Agreement;

7.	Business Loan Agreement;

8.	SBA Addendum to Business Loan Agreement;

9.	Resolutions;

10.	Disbursement Request and Authorization;

11.	Business Access Loan Application & Agreement;

12.	Joint Application Declaration, Business Access Loan Application & Agreement;

13.	Personal Guarantee; and

14.	Business Access Loan Sweep Maintenance Form.

For deposit account(s):

1.	Banking Resolutions;

2.	Business Client Services Agreement;

3.	Zions Bancorporation, N.A. Deposit Account Agreement;

4.	Product Rates;

5.	Electronic Funding Authorization;

6.	Debit Card Overdraft Service (also known as, “What You Need to Know About Overdrafts and Overdraft Fees”)

7.	Account agreement (which provides a summary of the features for your account);

8.	Personal Accounts Schedule of Fees, as applicable;

9.	Business Accounts Schedule of Fees, as applicable;

10.	Service Charge Information, as applicable; and

11.	Deposit account disclosure, as applicable.

For consumer online and mobile banking:

1.	The Digital Banking Service Agreement;

2.	eDocuments Services Agreement (for one or more of the following: eStatements service; eNotices service; or eTax Documents service) which is subject to your specific separate enrollment in one or more services for eCommunications through online banking;

3.	Authorization to debit a checking or savings account held with the Bank or another financial institution in order to make a transfer to a deposit account or make a payment on one or more loans held with the Bank;

4.	Error resolution notices, billing rights notices, balance calculation notices, federal and state privacy notices, data breach notices and disclosures or notices that may be required under the Truth in Savings Act, Electronic Funds Transfer Act, Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Gramm Leach Bliley Act, and the Real Estate Settlement Procedures Act, including any amendments made to the foregoing laws, or other applicable federal or state law and regulations;

5.	Bill Pay Service Agreement;

6.	External Account Transfer Addendum or External Transfers Agreement or Personal Electronic External Transfers Agreement or DirectNETSM Consumer Online Banking External Account Transfers Addendum;

7.	External Transfer to a Friend Enrollment Form;

8.	Zelle® and Other Payment Services Agreement (rev April 2019);

9.	Wire Application for Personal Online Banking

10.	Wire Agreement for Online Banking; and

11.	Mobile Banking Privacy Policy.

For business online and mobile banking:

1.	Online and Mobile Banking Resolutions;

2.	The Digital Banking Service Agreement;

3.	eDocuments Services Agreement (for one or more of the following: eStatements service; eNotices service; or eTax Documents service) which is subject to your specific separate enrollment in one or more services for eCommunications through online banking;

4.	Digital Banking Service Application;

5.	Digital Banking Service Update;

6.	Multiple Party Addendum to Business Digital Banking Services;

7.	Bill Pay Agreement;

8.	Wire Application for Business Online Banking;

9.	Wire Agreement for Online Banking;

10.	Direct Connect Service Agreement (including, but not limited to ACH);

11.	Request for Commercial Loan Advance Function or Online Commercial Loan Advance Request Form or Request to Enable Online Commercial Loan Advance Function, any of which may contain a reaffirmation and acknowledgement of guaranty; and

12.	Authorization for Disbursement Service (ACH).

For treasury management products and services:

1.	Treasury Management Master Services Agreement (“MSA”);

2.	Acceptance of Treasury Management Agreements (“TMA”);

3.	Certification of Resolution and Authorization for Treasury Management Services (“TMR”);

4.	Authorization for Disbursement Services; and

5.	Treasury Management Specifications (“Specifications”).

For card products:

1.	VISA Business Check Card Application and Agreement;

2.	Agreements for using your debit or credit card in connection with virtual wallet, such as, but not limited to, Google Pay, Samsung Pay and Apple Pay;

3.	Consumer Credit Card Agreement & Disclosure Statement;

4.	Disclosure Statement;

5.	Commercial Card Master Agreement (“CMA”);

6.	Commercial Card Guaranty Agreement;

7.	Commercial Card Pledge of Deposit Account to Secure;

8.	Commercial Card Program Schedule of Fees;

9.	Sample Joinder Agreement; and

10.	Visa Commercial Cardholder Agreement.

For telephone calls:

1.	Authorizations to obtain prior express written or electronic consent for receiving autodialed and prerecorded message calls and text messages from the Bank or its third-party debt collector at the wireless telephone number provided by you to the Bank.

For all accounts:

1.	Request for Taxpayer Identification and Certification;

2.	Our substitute form for Request for Taxpayer Identification and Certification; and

3.	Privacy Notice.

For any one of the Services or Accounts:

1.	Error resolution notices, billing rights notices, balance calculation notices, federal and state privacy notices, data breach notices and disclosures or notices that may be required under the Truth in Savings Act, Electronic Funds Transfer Act, Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Gramm Leach Bliley Act, and the Real Estate Settlement Procedures Act, including any amendments made to the foregoing laws, or other applicable federal or state law and regulations;

2.	Any application (including joint or otherwise), notice or disclosure regarding: (i) preauthorized debits to your accounts that vary in amounts; (ii) pending or processed payment instructions; (iii) payments, deposits or adjustments made to your account or transactions involving your account; (iv) a debit, credit and/or a commercial card; (v) a loan account; (vi) a deposit account; and/or (vii) a product or service fee (such as a transaction fee, late fee, finance charge, an overdraft fee, a fee for a draft, check or electronic debit (returned for any reason, such as insufficient funds fee, a returned item fee or a fee as a result of a stop payment order));

3.	Any change, amendment or update in terms, including, but not limited to, adding new terms not previously contemplated, deleting existing terms and modifying current terms, to the foregoing described documents in this Consent or applicable to a loan or deposit accounts or products or services you obtain from us; and

4.	Any other document or other information we are required by law to provide “in writing” as it relates to: (i) a product or service subject to an Electronic Document; or (ii) your access or use of a product or service through electronic or non-electronic means.

Please Note: Your consent only pertains to the Electronic Documents that are described in this Consent. Therefore, your consent to this Consent is not applicable to any other consent you may have provided to the Bank in connection with other products or services. Also, additional consents may be required and presented for acceptance in connection with other Bank products and services.

Method of Providing Electronic Documents. All Electronic Documents, except for eStatements, eNotices, eTax Documents, that we provide to you will be delivered by: (i) email to any email address you have provided us in connection with a loan, deposit account or one or more Services, including attaching documents to the email or providing links to or instructions within the email for navigating to documents on the DocuSign system; (ii) by SMS text message to any Mobile Device telephone number you have provided in connection with a loan, deposit account or one or more Services; (iii) posting the information on our website (for example, on our initial web page where you log into the system that offers one or more Services or as an in product message (that displays within the system or Service after you have logged in)) that you access or use in connection with a loan, deposit account, commercial card or one or more Services; (iv) any other electronic means that you have authorized now or later; (v) any other electronic means that are or may be in the future made available to you that is commercially reasonable and within the systems requirements described below; or (vi) requesting that you download a PDF file containing an Electronic Document.

All Electronic Documents, under the eDocuments Services Agreement, which includes eStatements, eNotices and eTax Documents, that we provide to you will be delivered by: (i) by posting it to your Division’s website, an online banking message center, or in our mobile banking software; (ii) by message printed on the periodic statement for your eligible Accounts if you have agreed to receive that statement electronically; or (iii) by one of the methods described above for all other Electronic Documents.

How to Withdraw Your Consent and the Effect of Doing So. Except for those documents provided under the eDocuments Services Agreement, Notices, as defined in the CMA and provided in connection with commercial cards, and Specifications, this Consent applies only to the current documents provided immediately following your consent to this Consent and/or within the current DocuSign envelope. Therefore, once you provide consent to this Consent you cannot revoke it for the current documents. However, for those documents provided under the eDocuments Services Agreement or for Electronic Documents that do not immediately follow this Consent, including, but not limited to, Notices for commercial card and Specifications, you may withdraw your consent to this Consent at any time by calling us as provided below under the heading entitled, “How to Contact Us.”

Your withdrawal of consent will need to state clearly your full e-mail address, entire name, mailing address, telephone number and a statement indicating which future Electronic Documents and/or which one of the services you are withdrawing your Consent. For example, if you are withdrawing your Consent in connection with the eDocuments Services Agreement, then please tell us which eCommunication you would like in paper instead (however, we still reserve the right of also making electronic documents available to you).

The consequences of withdrawing your consent for future eCommunications, Notices (in connection with commercial card) or Specifications are: (i) it may take a longer time for the paper communication to be delivered and/or received by you; (ii) it may take a longer time for the particular product or service to be set up for use or access by you; (iii) you will be required to execute an amendment to the Commercial Card Master Agreement, if you are a commercial card customer; and (iv) some account types charge a monthly service fee for paper statements. (See the applicable deposit account disclosure for your account.)

Please Note: Any cancellation or withdrawal of this Consent: (i) is not applicable to any other consent that you may have provided the Bank in connection with other products and services; and (ii) is not retroactive and all past electronic agreements and delivered Electronic Documents in connection with this Consent are still valid.

How to Update Your Records. It is your responsibility to provide us with an accurate, up to date and complete email address. Specifically, you must immediately contact us to update changes to your email address, mobile device telephone number and postal address related to this Consent. You can do so by contacting your local branch in person or calling us at the applicable telephone number provided below under the heading entitled, “How to Contact Us.”

Hardware and Software Requirements. The following are the hardware and software requirements that apply if you are providing your consent to this Consent through the DocuSign platform: In order for you to provide consent to this Consent and execute and/or receive Electronic Documents, you must have certain computer capabilities and/or Mobile Device capabilities, which we may change from time to time without prior notice to you unless prohibited by applicable law. Generally, in order to consent to this Consent, you must have: (i) a computer/and/or a Mobile Device; (ii) an internet connection; (iii) a current operating system; (iv) an up to date browser with adequate security; (v) sufficient memory to download and retain Electronic Documents; (vi) a printer, if you want to be able to print your Electronic Documents; (vii) a valid and active email address; (viii) the ability to connect to websites via hyperlinks provided in an email; (ix) the ability to engage in SMS text messaging on your Mobile Device; and (x) up to date software for reading and saving PDF and HTML documents. The minimum system requirements for using the DocuSign system may change over time. The current system requirements are found here: https://support.docusign.com/guides/signer-guide-signing-system-requirements.

In addition to the foregoing, to use the DocuSign system, you or your agents may be required to register with DocuSign as a user.

The following are the hardware and software requirements that apply if you are providing your consent to this Consent outside of the DocuSign platform: (i) you must have a computer and/or a Mobile device; (ii) a current operating system; (iii) a printer (if you want to be able to print your Electronic Documents); (iv) sufficient memory to download and retain Electronic Documents; (v) your computer and/or Mobile Device must use commonly accepted and recently updated software for reading and saving PDF and HTML documents; (vi) you must have an internet service provider and/or mobile communications data service provider; (vii) your computer or Mobile Device must use a commonly accepted and recently updated version of an HTML compliant web browser that supports the latest protocols for encryption; (viii) you must maintain, provide and update us with your active and valid email address(es) for use in sending, receiving and retaining disclosures and other communications; and (ix) you must be able to connect to websites via hyperlinks in email.

Also, you may be required to be enrolled in and actively be using online banking, mobile banking or treasury management services, as applicable (e.g. certain Services, such as eStatements, eNotices and eTax Documents services, require enrollment and activation in online banking, mobile banking or treasury management services). Further, for mobile banking you must also have: (i) the most recent version of our mobile banking software installed on your Mobile Device; (ii) your Mobile Device and mobile phone number registered with online banking or treasury management banking; and (iii) your Mobile Device enabled for SMS text messaging. Finally, you must regularly install updates as they become available to your computer’s and/or Mobile Device’s operating system, web browser and PDF reader (and, if applicable, your mobile banking software).

If you are not able to access, view and print or save the Electronic Documents, then please do not proceed with providing your Consent.

Requesting Paper Copies. For Electronic Documents subject to this Consent, you may request a paper copy by visiting or calling your local branch or calling the applicable phone number listed below under the heading entitled, “How to Contact Us.”

Generally, we do not send a paper copy of any Electronic Document unless you specifically request that we do so. There are no fees for sending you one or more paper copies of an Electronic Document through the United States Postal Service. However, if your request falls under statement/research services, then applicable fees apply.

How to Contact Us.

You can contact us by calling the telephone number for where your accounts are held.

Please note: commercial loan applicants or customers may choose to contact his or her Commercial Loan Banker directly.

For Customers of:	Call:
Amegy Bank	(888) 500-2960
California Bank & Trust	(888) 217-1265
National Bank of Arizona	(800) 497-8168
Nevada State Bank	(888) 835-0551
Vectra Bank Colorado	(800) 884-6725
Zions Bank	(800) 974-8800
Commerce Bank of Oregon	(866) 548-1020
Commerce Bank of Washington	(800) 998-4035

However, if you are a treasury management customer and need to contact us in connection with treasury management document(s), then you can contact us by calling or emailing us as set forth below.

For Customers of:	Call:	E-mail:
Amegy Bank	(888) 539-7928	treasurymanagement@amegybank.com
California Bank & Trust	(888) 316-6500	corporateservices@calbt.com
National Bank of Arizona	(888) 241-5550	treasurymgmt@nbarizona.com
Nevada State Bank	(800) 693-7695	nsbtreasurymgmt@nsbank.com
Vectra Bank Colorado	(800) 341-8156	tmsupport@vectrabank.com
Zions Bank	(800) 726-7503	zbtmsupport@zionsbank.com

Communications in Writing. All information provided by us in electronic form will be considered a “writing.” You should print or download for your records a copy of this Consent and any other Electronic Document that is important to you.

Federal Law. You acknowledge and agree that your consent to Electronic Documents is being provided in connection with a transaction affecting interstate commerce that is subject to the federal Electronic Signatures in Global and National Commerce Act (“Act”), and that you and we both intend that the Act to apply to the fullest extent possible to validate our ability to conduct business with you by electronic means.

Termination and Changes. We reserve the right, in our sole discretion, to discontinue the provision of Electronic Documents, or to terminate or change the terms and conditions on which we provide Electronic Documents. We will provide you with notice of any such termination or change as required by law.